As filed with the Securities and Exchange Commission on October 4, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OTELCO INC.
(Exact name of registrant as specified in its charter)

Delaware	52-2126395
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

505 Third Avenue East
Oneonta, Alabama 35121
(205) 625-3574
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Michael D. Weaver
President and Chief Executive Officer
Otelco Inc.
505 Third Avenue East
Oneonta, Alabama 35121
(205) 625-3574
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:
Steven Khadavi, Esq.
Dorsey & Whitney LLP
250 Park Avenue
New York, New York 10177
(212) 415-9200

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Income Deposit Securities (IDSs) (3)	$56,000,000
Common Stock, par value $0.01 per share (4)
13% Senior Subordinated Notes due 2019 (5)
Subsidiary Guarantees of 13% Senior Subordinated Notes due 2019 (6)
Total		$56,000,000	$3,993

(1)
There are being registered hereunder such indeterminate number of IDSs for possible issuance from time to time at indeterminate prices as shall have an aggregate initial offering price not to exceed $56,000,000.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(3)
The IDSs represent underlying shares of common stock and underlying senior subordinated notes of the registrant. Also includes an indeterminate number of IDSs of the same series which may be issued to holders of IDSs on one or more occasions in replacement of previously issued IDSs in the event of an issuance of IDSs upon which an automatic exchange of portions of the senior subordinated notes occurs, as discussed in note (5) below.

(4)	Represents shares of the registrant’s common stock included in the IDSs described in note (3) above.

(5)
Represents the registrant’s senior subordinated notes included in the IDSs described in note (3) above. Also includes an indeterminate principal amount of notes of the same series as the senior subordinated notes which may be issued to holders of the senior subordinated notes on one or more occasions in replacement of previously issued senior subordinated notes in the event of an issuance of IDSs upon which an automatic exchange of portions of the senior subordinated notes occurs.

(6)
Each of the subsidiary guarantors listed in the Table of Additional Registrants on the next page will guarantee the senior subordinated notes represented by the IDSs. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee for the guarantees is payable.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Blountsville Telephone Company, Inc.	Alabama	63-0326561
Brindlee Mountain Telephone Company	Alabama	63-0349793
Communications Design Acquisition Corporation	Delaware	52-2317873
CRC Communications of Maine, Inc.	Delaware	22-3709369
Hopper Telecommunications Company, Inc.	Alabama	63-0392708
Imagination, Inc.	Missouri	43-1350112
Mid-Maine TelPlus	Maine	01-0500180
Mid-Missouri Holding Corp.	Delaware	52-2157122
Otelco Telecommunications LLC	Delaware	52-2126385
Otelco Telephone LLC	Delaware	52-2126398
Saco River Telegraph and Telephone Company	Delaware	52-2317377
The Granby Telephone & Telegraph Co. of Mass.	Massachusetts	04-1383490
The Pine Tree Telephone and Telegraph Company	Maine	01-0140670

The principal executive offices of each additional registrant listed above is 505 Third Avenue East, Oneonta, Alabama 35121. The telephone number of each additional registrant listed above at that address is (205) 625-3574.

Explanatory Note

This registration statement contains two forms of prospectus: one to be used in connection with offerings in the United States and one to be used in connection with concurrent offerings in Canada. The two forms of prospectus are identical in all material respects, except for certain additional pages to be included in the Canadian prospectus. The additional pages to be included in the Canadian prospectus are produced beginning on page C-1.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 4, 2010

PROSPECTUS

OTELCO INC.

$56,000,000

Income Deposit Securities (IDSs)
representing shares of Common Stock and 13% Senior Subordinated Notes due 2019

We may offer and sell IDSs from time to time in one or more offerings. The aggregate initial offering price of the IDSs that we offer will not exceed $56,000,000.

Each IDS initially represents:

●	one share of our Class A common stock, which we refer to in this prospectus as our common stock; and

●	a 13% senior subordinated note due 2019 with a $7.50 principal amount.

Holders of IDSs may separate the IDSs into the shares of our common stock and the senior subordinated notes represented thereby at any time. Similarly, any holder of shares of our common stock and our senior subordinated notes may, at any time, combine the applicable number of shares of our common stock and principal amount of our senior subordinated notes to form IDSs.

We will be permitted to defer interest payments on our senior subordinated notes subject to the limitations described in “Description of Senior Subordinated Notes—Maturity and Interest—Interest Deferral.” Our obligations under the senior subordinated notes will be fully and unconditionally guaranteed by certain of our direct and indirect wholly owned subsidiaries.

Upon issuances by us of IDSs or senior subordinated notes of the same series (not in the form of IDSs), a portion of your senior subordinated notes may be automatically exchanged for an identical principal amount of the senior subordinated notes issued in such issuance, and in that event your IDSs will be replaced with new IDSs.

This prospectus describes the terms that apply to the IDSs and the general manner in which they may be offered. The specific manner in which the IDSs may be offered will be described in one or more supplements to this prospectus, which may also add, update or change information contained in this prospectus. We may offer and sell the IDSs to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of the IDSs for which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in an applicable prospectus supplement.

This prospectus may not be used to sell IDSs unless accompanied by a prospectus supplement. Before investing you should carefully read this prospectus and all related prospectus supplements.

Our IDSs are listed on the NASDAQ Global Market under the symbol “OTT.”

Investing in our IDSs and the shares of our common stock and senior subordinated notes represented thereby involves risks. See the section under the heading “Risk Factors” on page 1 of this prospectus, in any applicable prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to in this prospectus as the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell the IDSs described in this prospectus in one or more offerings, up to a total dollar amount of $56 million. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the IDSs we are offering. You can read that registration statement at the SEC website at http://www.sec.gov or at the SEC office mentioned below under the heading “Where You Can Find More Information.”

This prospectus, including the information incorporated by reference in this prospectus, provides you with a general description of our business and the IDSs that we may offer. Each time we sell any of these IDSs, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. If information in an applicable prospectus supplement is inconsistent with the information in this prospectus, then the information in the applicable prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read this prospectus and all applicable prospectus supplements, together with the additional information described below under the headings “Where You Can Find More Information,” before purchasing our IDSs.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on its front cover. Neither we nor anyone acting on our behalf is making an offer of these securities in any state where the offer or sale is not permitted.

References in this prospectus to “Otelco,” “the Company,” “our Company,” “we,” “us” and “our” refer to Otelco Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this prospectus contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included or incorporated by reference in this prospectus are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

These forward-looking statements are based on assumptions that we have made in light of our experience in the industry in which we operate, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial condition or results of operations and cause actual results to differ materially from those in the forward-looking statements. These factors include, among other things, those discussed under the heading “Risk Factors” in this prospectus, any applicable prospectus supplement and in our SEC filings that are incorporated by reference in this prospectus.

Because of these factors, we caution that you should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and we cannot predict these events or how they may affect us. Except as required by law, we have no duty to, and do not intend to, update or revise the forward-looking statements included or incorporated by reference in this prospectus after the date of this prospectus.

ii

OUR COMPANY

We were formed in Delaware in 1998 for the purpose of operating and acquiring rural local exchange carriers, which we refer to in this prospectus as RLECs. Since 1999, we have acquired ten RLEC businesses, four of which serve contiguous territories in north central Alabama; three of which serve territories adjacent to either Portland or Bangor, Maine; one of which serves a portion of central Missouri; one of which serves southern West Virginia; and one of which serves western Massachusetts. In addition, we acquired two facilities based competitive local exchange carriers, which we refer to in this prospectus as CLECs, which provide services through most of the state of Maine.

Local services enable customers to originate and receive telephone calls. Our services include local telephone, network access, long distance, internet access, cable television, network transport services and other telephone-related services. Our core businesses are local and long distance services and the provision of network access to other wireline, long distance and wireless carriers for calls originated or terminated on our network. In Maine and New Hampshire, our facilities based CLEC serves primarily business customers, utilizing our 296 mile fiber backbone network. As of June 30, 2010, we operated 100,126 access line equivalents, which we define as voice access lines and data access lines (including cable modems, digital subscriber lines and dedicated data access trunks).

Our principal executive offices are located at 505 Third Avenue East, Oneonta, Alabama 35121, and our telephone number at that address is (205) 625-3574. Our website is located at http://www.otelcoinc.com. Our website and the information contained on our website are not part of this prospectus.

RISK FACTORS

Investing in our IDSs (including the shares of our common stock and our senior subordinated notes represented by our IDSs) involves risks. Before making an investment decision, you should carefully read and consider the risk factors described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports that we file with the SEC in the future that are incorporated by reference in this prospectus. You should also carefully read and consider the risks and other information that may be contained in any prospectus supplement accompanying this prospectus. If any of these risks actually occur, our business, financial condition or operating results could be adversely affected. In that case, the trading price of our IDSs could decline and you could lose all or part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges for each of the five most recently completed fiscal years and for the six months ended June 30, 2010 are specified below:

	Fiscal Year Ended December 31,					Six Months Ended
	2005	2006	2007	2008	2009	June 30, 2010
Ratio of earnings to fixed charges	1.2	1.1	1.0(1)	1.0	0.8(2)	1.0

(1) For the year ended December 31, 2007, total earnings were approximately $195,000 less than fixed charges.
(2) For the year ended December 31, 2009, total earnings were approximately $4,484,000 less than fixed charges.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of IDSs under this prospectus for general corporate purposes, which may include, among other things, working capital, capital expenditures, stock repurchases, debt repayments or acquisitions.

DIVIDEND POLICY AND RESTRICTIONS

Our board of directors has adopted a dividend policy, pursuant to which, in the event and to the extent we have any available cash for distribution to the holders of shares of our common stock and subject to applicable law and the terms of our credit facility, the indenture governing our senior subordinated notes and any other then outstanding indebtedness of ours, our board of directors will declare cash dividends on our common stock. We expect to make those dividend payments on March 30, June 30, September 30 and December 30 of each year to holders of record on the preceding March 15, June 15, September 15 and December 15, respectively. Since our initial public offering in December 2004, we have paid dividends on our common stock on or about March 30, June 30, September 30 and December 30 of each year at a rate of $0.705 per share per annum.

Our dividend policy reflects a basic judgment that our stockholders would be better served by our distributing available cash in the form of dividends rather than retaining it. Under this dividend policy, cash generated by our business in excess of operating needs, interest and principal payments on indebtedness, capital expenditures and income taxes, if any, is in general distributed as regular quarterly dividends to the holders of our common stock rather than retained by us as cash on our consolidated balance sheet. In determining our expected dividend levels, we reviewed and analyzed, among other things, our operating and financial performance in recent years, the anticipated cash requirements associated with our capital structure, our anticipated capital expenditure requirements, our expected other cash needs, the terms of our debt instruments, including our credit facility, other potential sources of liquidity and various other aspects of our business. If these factors were to change, including based on new growth opportunities, we would need to reassess our dividend policy.

As described more fully below, you may not receive any dividends as a result of the following factors:

●	nothing requires us to pay dividends;

●	while our current dividend policy contemplates the distribution of our available cash, this policy could be modified or revoked at any time;

●
even if our dividend policy were not modified or revoked, the actual amount of dividends distributed under the policy and the decision to make any distribution is entirely at the discretion of our board of directors;

●	the amount of dividends distributed is subject to covenant restrictions under our indenture and our credit facility;

●	the amount of dividends distributed is subject to state law restrictions;

●	our stockholders have no contractual or other legal right to dividends; and

●	we may not have enough cash to pay dividends due to changes to our operating earnings, working capital requirements or anticipated cash needs.

Dividends on our common stock will not be cumulative. Consequently, if dividends on our common stock are not declared and/or paid at the targeted levels, our stockholders will not be entitled to receive such payments in the future.

If we have any remaining cash after the payment of dividends as contemplated above, our board of directors will, in its sole discretion, decide to use that cash to fund capital expenditures or acquisitions, repay indebtedness, pay additional dividends or for general corporate purposes.

Restrictions on Payment of Dividends

The indenture governing our senior subordinated notes restricts our ability to declare and pay dividends on our common stock as follows:

●
we may only pay dividends in any given fiscal quarter equal to 100% of our excess cash (as defined below) for the period from and including the first fiscal quarter beginning after the date of the indenture to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of such payment. “Excess cash” means, with respect to any period, Adjusted EBITDA (as defined in the indenture) minus the sum of (i) cash interest expense, (ii) capital expenditures and (iii) cash income tax expense, in each case, for such period;

●	we may not pay dividends if our interest coverage ratio, which is defined as Adjusted EBITDA divided by consolidated interest expense, is below 1.4;

●	we may not pay any dividends if not permitted under any of our senior indebtedness;

●
we may not pay any dividends while interest on the senior subordinated notes is being deferred or, after the end of any interest deferral, so long as any deferred interest has not been paid in full; and

●	we may not pay any dividends if a default or event of default under the indenture governing the senior subordinated notes has occurred and is continuing.

Our credit facility will not allow us to pay dividends on our common stock unless we maintain:

●
a “fixed charge coverage ratio” (defined as our Adjusted EBITDA for any period of four consecutive fiscal quarters divided by the sum of certain capital expenditures, cash income taxes, the aggregate amount of cash interest expense and scheduled principal payments for such period) of not less than 1.14; and

●	a “senior leverage ratio” (defined as senior secured debt as of the last day of any period divided by our Adjusted EBITDA for any period of four consecutive fiscal quarters) of not more than 3.85.

In addition, our credit facility will not allow us to pay dividends on our common stock if and for as long as (a) interest payments on our senior subordinated notes are required to be deferred pursuant to the terms of our credit facility, (b) any default or event of default exists under our credit facility, (c) deferred interest or interest on deferred interest is outstanding under our senior subordinated notes, (d) a compliance certificate for the prior fiscal quarter has not been timely delivered or (e) there is insufficient excess cash, as defined in the credit facility.

Our board of directors may, in its sole discretion, amend or repeal these dividend policies at any time. Our board of directors may decrease the level of dividends provided for in these dividend policies or discontinue entirely the payment of dividends.

Future dividends, if any, with respect to shares of our common stock will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions, the income tax treatment of the IDSs, provisions of applicable law and other factors that our board of directors may deem relevant. If the senior subordinated notes were treated as equity rather than debt for United States federal income tax purposes, interest on the senior subordinated notes would not be deductible by us for United States federal income tax purposes, which could materially increase our taxable income and, thus, our United States federal income tax liability. This would reduce our after-tax cash flow, thereby adversely affecting our ability to pay dividends on our common stock. Under Delaware law, our board of directors may declare dividends only to the extent of our “surplus” (which is defined as total assets at fair market value minus total liabilities, minus statutory capital), or if there is no surplus, out of our net profits for the then current and/or immediately preceding fiscal years. The distributions you receive on the common stock portion of our IDSs, or on separately held common stock, will be taxed as dividends for United States federal income tax purposes to the extent of our current and accumulated earnings and profits, and generally thereafter as a non-taxable return of tax basis and then a taxable capital gain.

DESCRIPTION OF IDSs

General

We may, from time to time, offer IDSs up to a total dollar amount of $56,000,000. Each IDS initially represents:

●	one share of our common stock; and

●	a 13% senior subordinated note due 2019 with a $7.50 principal amount.

The ratio of common stock to principal amount of senior subordinated notes represented by an IDS is subject to change in the event of a stock split, recombination or reclassification of our common stock. Immediately following the occurrence of any such event, we will file with the SEC a Current Report on Form 8-K or any other applicable form (and with the applicable securities regulatory authorities in Canada where a report is required), disclosing the changes in the ratio of common stock to principal amount of senior subordinated notes as a result of such event.

Holders of IDSs are the beneficial owners of the common stock and senior subordinated notes represented by such IDSs and will have exactly the same rights, privileges and preferences, including voting rights, rights to receive distributions, rights and preferences in the event of a default under the indenture governing the senior subordinated notes, ranking upon bankruptcy and rights to receive communications and notices, as a direct holder of common stock and senior subordinated notes, as applicable.

The IDSs will be available in book-entry form only. As discussed below under “—Book-Entry Settlement and Clearance,” a nominee of the book-entry clearing system will be the sole registered holder of the IDSs. That means you will not be a registered holder of IDSs or be entitled to receive a certificate evidencing your IDSs. However, a holder of common stock, including a holder of an IDS that requests that IDSs be separated, may request that we issue a certificate for such common stock. Until such request is made, you must rely on the procedures used by your broker or other financial institution that will maintain your book-entry position to receive the benefits and exercise the rights of a holder of IDSs that are described below. You should consult with your broker or financial institution to find out what those procedures are.

Voluntary Separation and Combination

Holders of IDSs may, at any time, through their broker or other financial institution, separate the IDSs into the shares of our common stock and senior subordinated notes represented thereby. Unless the IDSs have been previously automatically separated as a result of the redemption or maturity of any senior subordinated notes, any holder of shares of our common stock and senior subordinated notes may, at any time, through his or her broker or other financial institution, combine the applicable number of shares of common stock and senior subordinated notes to form IDSs. Any holder who has combined shares of our common stock and senior subordinated notes to form IDSs may subsequently separate their IDSs back into shares of common stock and senior subordinated notes. See “—Book-Entry Settlement and Clearance” and “Description of Senior Subordinated Notes—Covenants Relating to IDSs—Combination of Notes and Common Stock into IDSs” below for more information on the method by which delivery and surrender of IDSs and delivery of shares of common stock and our senior subordinated notes will be effected.

Our common stock is currently listed on the Toronto Stock Exchange under the trading symbol “OTT”; however there is currently no active trading market for our common stock. In addition, we will use our commercially reasonable efforts to list our common stock for separate trading on the NASDAQ Global Market if a sufficient number of shares of our common stock are held separately to meet the minimum requirements for separate trading on the NASDAQ Global Market for at least 30 consecutive trading days. Within 30 days after the maturity or redemption of the senior subordinated notes, we will use our commercially reasonable efforts to list or quote the outstanding shares of our common stock on the securities exchange(s) or automated securities quotation system(s), if any, on which the IDSs then are listed or quoted, in addition to any other securities exchange on which the common stock is then listed. The shares of common stock offered hereby will be freely tradable without restriction or further registration under the Securities Act of 1933, unless they are held by “affiliates” as that term is defined in Rule 144 under the Securities Act of 1933, and under the securities legislation in all the provinces (other than the province of Québec) and territories of Canada, subject to “control person” distribution rules under applicable Canadian provincial and territorial securities laws.

In the event of a voluntary separation of IDSs into senior subordinated notes and common stock or the recombination of senior subordinated notes and common stock into IDSs, we do not expect that trading of the IDSs or the common stock (in the event that the common stock has been listed for separate trading) will be suspended until the administrative functions implementing the separation and/or combination are completed.

Automatic Separation

Upon the occurrence of any of the following, the IDSs will be automatically separated into the shares of common stock and senior subordinated notes represented thereby:

●	exercise by us of our right to redeem all or a portion of the senior subordinated notes, which may be represented by IDSs at the time of such redemption;

●	the date on which principal on the senior subordinated notes becomes due and payable, whether at the stated maturity date or upon acceleration thereof;

●	the continuance (without cure) of a payment default on the senior subordinated notes for 90 days; or

●
the Depository Trust Company, which we refer to in this prospectus as DTC, no longer makes the IDSs eligible for deposit or ceases to be a registered clearing agency under the Securities Exchange Act of 1934 and we are unable to find a successor depositary.

Following the automatic separation of the IDSs as a result of the redemption or maturity of any senior subordinated notes, shares of common stock and senior subordinated notes may no longer be combined to form IDSs. We have agreed that, within 30 days after the maturity or redemption of the senior subordinated notes, we will use our commercially reasonable efforts to list or quote the outstanding shares of our common stock on the securities exchange(s) or automated securities quotation system(s), if any, on which the IDSs then are listed or quoted, in addition to any other securities exchange on which the common stock is then listed.

Automatic Exchange

In the event there is an issuance of senior subordinated notes (whether or not in the form of IDSs) and those senior subordinated notes are sold with original issue discount, which we refer to in this prospectus as OID, for United States federal income tax purposes (and any subsequent issuance of senior subordinated notes thereafter), holders of our senior subordinated notes outstanding prior to such issuance and purchasers of the newly issued senior subordinated notes will automatically exchange among themselves a portion of the senior subordinated notes they hold so that immediately following such automatic exchange, each holder will own a pro rata portion of the new senior subordinated notes and the old senior subordinated notes. We will identify, in an applicable prospectus supplement, whether a specific offering of IDSs under this prospectus will result in an automatic exchange. The automatic exchange has been structured this way to ensure fungibility of the new senior subordinated notes and the old senior subordinated notes. The automatic exchange provisions ensure that the IDSs and senior subordinated notes offered under this prospectus can be fungible with IDSs and senior subordinated notes previously offered and offered in the future and, accordingly, can trade in the same trading market. The ability to issue fungible securities allows for an expansion of the public float, which could increase liquidity in the trading market and facilitate our ability to conduct future financings into an existing market. Accordingly, the aggregate amount of new senior subordinated notes and old senior subordinated notes held by any holder prior to the automatic exchange will be the same as such holder holds subsequent to the automatic exchange. This automatic exchange will be effected without any action by the holders through the facilities of DTC. DTC has advised us that the implementation of this automatic exchange may cause a delay in the settlement of trades of up to 24 hours. See “—Book-Entry Settlement and Clearance—Procedures Relating to Issuances with OID.”

Book-Entry Settlement and Clearance

DTC will act as the securities depository for the IDSs, the senior subordinated notes and the shares of common stock represented by the IDSs, which we collectively refer to as the securities. The transfer agent for the common stock, the senior subordinated notes represented by the IDSs, which we collectively refer to as the components, and the IDSs will act as custodian for the securities on behalf of the owners of the IDSs. The components and the IDSs will be issued in fully-registered form and will be represented by one or more global notes and global stock certificates. The IDSs will be registered in the name of DTC’s nominee Cede & Co., and the components will be registered in the name of the custodian for the owners of the IDSs.

Book-Entry Procedures. If you intend to purchase IDSs in the manner provided by this prospectus you must do so through the DTC system or through direct and indirect participants, including CDS Clearing and Depository Services Inc., which we refer to in this prospectus as CDS. The participant that you purchase through will receive a credit for the applicable security on DTC’s records. If you purchase IDSs in Canada, you will hold the interest in the IDSs through your registered dealer which is a CDS participant and through the DTC participant account maintained by CDS. The ownership interest of each actual purchaser of the applicable security, who we refer to as a beneficial owner, is to be recorded on the participant’s records.

All interests in the securities will be subject to the operations and procedures of DTC and CDS (if applicable). The operations and procedures of each settlement system may be changed at any time.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York State Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies. These indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules that apply to DTC and its participants are on file with the SEC.

To facilitate subsequent transfers, all IDSs deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co. Prior to separation, the components will be registered in the name of the custodian for the owners of the IDSs. The deposit of IDSs with DTC and their registration in the name of Cede & Co. or the custodian effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants and custodian will remain responsible for keeping account of their holdings on behalf of their customers.

Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the applicable security except in the event that use of the book-entry system for the securities is discontinued.

Cross-market transfers between DTC participants, on the one hand, and CDS participants, on the other hand, will be effected within DTC through the DTC participant that is acting as depositary for CDS. To deliver or receive an interest in securities held in a CDS account, an investor must send transfer instructions to CDS under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, CDS will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the securities in DTC and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. CDS participants may not deliver instructions directly to the DTC depositary that is acting for CDS.

Separation and Combination. Holders of IDSs may, at any time, through their broker or other financial institution, separate their IDSs into the shares of common stock and senior subordinated notes represented thereby. Similarly, any holder of shares of our common stock and senior subordinated notes may, at any time, through their broker, custodian or other financial institution, combine the applicable number of shares of common stock and senior subordinated notes to form IDSs. Any such separation or combination will be effective as of the close of business on the trading day that DTC receives such instructions from a participant or custodian, provided that such instructions are received by 3:00 p.m., Eastern Time, on that trading day. Any instructions received after 3:00 p.m., Eastern Time, will be effective the next business day, if permitted by the participant or custodian delivering the instructions.

All outstanding IDSs will be automatically separated into the shares of common stock and senior subordinated notes represented thereby upon the occurrence of the following:

●	exercise by us of our right to redeem all or a portion of the senior subordinated notes, which may be represented by IDSs at the time of such redemption;

●	the date on which principal on the senior subordinated notes becomes due and payable, whether at the stated maturity date or upon acceleration thereof;

●	the continuance (without cure) of a payment default on the senior subordinated notes for 90 days; or

●	DTC no longer makes the IDSs eligible for deposit or ceases to be a registered clearing agency under the Securities Exchange Act of 1934 and we are unable to find a successor depositary.

In addition, upon the exercise by us of our right to redeem shares of our common stock, the IDSs that represent such shares subject to redemption will automatically separate.

Any voluntary separation of IDSs and any subsequent voluntary recombination of IDSs from components will be accomplished by entries made by DTC participants acting on behalf of beneficial owners.

Voluntary separation or combination of IDSs will be accomplished via the use of DTC’s Deposit/Withdrawal at Custodian, which we refer to in this prospectus as DWAC, transaction. Participants or custodians seeking to separate or recombine IDSs will be required to enter a DWAC transaction in each of the IDSs and its underlying components.

Separation will require submission of a Withdrawal-DWAC in the IDSs in conjunction with a Deposit-DWAC in each of the underlying components. Upon receipt of DWAC instructions in good order, the transfer agent for the IDSs and its components will cause the IDSs to be debited from Cede & Co.’s account in the IDS and credited to a separation/recombination reserve account in the IDSs, and will cause an appropriate number of the components to be debited from the custodian’s account in the components and registered to Cede & Co.’s account.

Recombination of IDSs from underlying components will require submission of a Deposit-DWAC in the IDSs in conjunction with a Withdrawal-DWAC in each of the underlying components. Upon receipt of DWAC instructions in good order, the transfer agent for the IDSs and its components will cause an appropriate number of components to be debited from Cede & Co.’s account in the components and credited to the account of the custodian, and will cause an appropriate number of IDSs to be debited from the separation/recombination reserve account and credited to Cede & Co.’s account in the IDSs.

There may be certain transactional fees imposed upon you by broker-dealers and other financial intermediaries in connection with separation or combination of IDSs and you are urged to consult your broker-dealer regarding such transactional charges.

Any transactional fees charged by DTC in connection with separation and/or combination of IDSs will be borne by us. We have been informed by DTC that the current fee per transaction per participant account for any separation or combination of an IDS is approximately $9.00. However, DTC’s fee is subject to periodic changes.

Conveyance of notices and other communications, including notices relating to separation and combination of IDSs, between DTC and direct participants, between direct participants and indirect participants and between participants and beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the IDSs or the underlying components and the custodian will not consent or vote with respect to the common stock and senior subordinated notes. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy will assign Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

We and the trustee will make any payments on the senior subordinated notes to DTC and we will make all payments on the common stock to the transfer agent for the benefit of the record holders. The transfer agent will deliver these payments to DTC. DTC’s practice is to credit direct participants’ accounts on the payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, us or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time.

We or the trustee will be responsible for the payment of all amounts to DTC and the transfer agent. The transfer agent will be responsible for the disbursement of those payments to DTC. DTC will be responsible for the disbursement of those payments to its participants, and the participants will be responsible for disbursements of those payments to beneficial owners. We will remain responsible for any actions DTC and participants take in accordance with instructions we provide.

DTC may discontinue providing its service as securities depository with respect to the IDSs, the shares of our common stock or our senior subordinated notes at any time by giving reasonable notice to us or the trustee. If DTC discontinues providing its service as securities depository with respect to the IDSs and we are unable to obtain a successor securities depository, you will automatically take a position in the component securities. If the custodian discontinues providing its service as the custodian with respect to the shares of our common stock or our senior subordinated notes and we are unable to obtain a successor custodian, we will print and deliver to you certificates for those securities and you will automatically take a position in the component securities.

Also, in case we decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository), we will print and deliver to you certificates for the various certificates of common stock and senior subordinated notes you may own.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, including DTC.

Except for actions taken by DTC in accordance with our instructions, neither we nor the trustee nor any applicable underwriters will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to:

●	the accuracy of the records of DTC, its nominee or any participant or any record of beneficial ownership interest in the securities on DTC’s books; or

●	any payments, or the providing of notice, to participants or beneficial owners.

Procedures Relating to Issuances with OID. The indenture governing the senior subordinated notes and our agreements with DTC provide that, in the event there is an issuance of senior subordinated notes with OID, each holder of senior subordinated notes or IDSs (as the case may be) outstanding prior to that issuance agrees that, upon such issuance of senior subordinated notes and upon each issuance of senior subordinated notes thereafter, a portion of such holder’s senior subordinated notes (whether held directly in book-entry form, or held as part of IDSs) will be automatically exchanged for a portion of the senior subordinated notes acquired by the holders of such subsequently issued senior subordinated notes. Consequently, following each automatic exchange, each holder of senior subordinated notes or IDSs (as the case may be) will own senior subordinated notes of each separate issuance in the same proportion as each other holder. We will identify, in an applicable prospectus supplement, whether a specific offering of IDSs under this prospectus will result in an automatic exchange. Immediately following any automatic exchange, a new CUSIP number will be assigned to represent an inseparable unit consisting of the senior subordinated notes outstanding prior to the subsequent issuance and the senior subordinated notes issued in the subsequent issuance. Accordingly, the senior subordinated notes issued in the original offering cannot be separated from the senior subordinated notes issued in any subsequent offering. In addition, the following will occur upon an automatic exchange of senior subordinated notes:

●
immediately following any automatic exchange, the IDSs will consist of the inseparable unit described above representing the proportionate principal amounts of each issuance of senior subordinated notes (but with the same aggregate principal amount as the senior subordinated notes (or inseparable unit) represented by the IDSs immediately prior to the automatic exchange) and the common stock;

●	all accounts of DTC participants or custodians with a position in the securities will be automatically revised to reflect the new CUSIP number; and

●
in the event of any voluntary or automatic separation of IDSs following any automatic exchange, holders will receive the then existing components of the IDs, which are the common stock and the inseparable senior subordinated notes unit.

The automatic exchange of senior subordinated notes described above will not impair the rights any holder would otherwise have to assert a claim under applicable securities laws against us or any of our agents with respect to the full amount of senior subordinated notes purchased by the holder. However, if senior subordinated notes are issued with OID, holders of such senior subordinated notes may not be able to recover the portion of their principal amount treated as unaccrued OID in the event of an acceleration of the senior subordinated notes or our bankruptcy prior to the maturity of the senior subordinated notes. Immediately following any issuance of senior subordinated notes with OID, we will file with the SEC a Current Report on Form 8-K or any other applicable form (and with the applicable securities regulatory authorities in Canada where a report is required) disclosing the changes, if any, to the OID attributable to your senior subordinated notes as a result of such issuance.

There will be no change to the voluntary separation provisions of the IDS in the event of an issuance of senior subordinated notes with OID. The automatic exchange has been structured in this manner to promote and increase the fungibility and liquidity of our senior subordinated notes and IDSs upon the occurrence of any such issuances.

IDS Transfer Agent

Wells Fargo Bank, National Association is the IDS transfer agent. Pacific Corporate Trust Company is the IDS agent in Canada for the IDS transfer agent and will accept and forward information to Wells Fargo Bank, National Association, as IDS transfer agent.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the terms of our certificate of incorporation and by-laws.

Authorized Capitalization

Our authorized capital stock consists of 20,000,000 shares of our Class A common stock, par value $0.01 per share, which we refer to in this prospectus as our common stock, 800,000 shares of our Class B common stock, par value $0.01 per share, and 2,000,000 shares of our preferred stock, par value $0.01 per share. As of October 4, 2010, 13,221,404 shares of our common stock, no shares of our Class B common stock and no shares of our preferred stock were issued and outstanding.

Preferred Stock

Our board of directors has the authority to issue shares of preferred stock from time to time on terms that it may determine, to divide shares of preferred stock into one or more series and to fix the designations, voting powers, preferences and relative participating, optional or other special rights of each series, and the qualifications, limitations or restrictions of each series, to the fullest extent permitted by the Delaware General Corporation Law, which we refer to in this prospectus as the DGCL. The issuance of shares of preferred stock could have the effect of decreasing the market price of the IDSs and our shares of common stock, impeding or delaying a possible takeover and adversely affecting the voting and other rights of the holders of shares of our common stock.

Common Stock

Dividends. Holders of shares of our common stock are entitled to receive dividends and other distributions in cash, stock or property of ours as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions.

Our board of directors has adopted a dividend policy, pursuant to which, in the event and to the extent we have any available cash for distribution to the holders of shares of our common stock and subject to applicable law and the terms of our credit facility, the indenture governing our senior subordinated notes and any other then outstanding indebtedness of ours, our board of directors will declare cash dividends on our common stock. We expect to make those dividend payments on March 30, June 30, September 30 and December 30 of each year to holders of record on the preceding March 15, June 15, September 15 and December 15, respectively. Since our initial public offering in December 2004, we have paid dividends on our common stock on or about March 30, June 30, September 30 and December 30 of each year at a rate of $0.705 per share per annum.

Dividends will be paid on the common stock as may be declared by our board of directors out of funds legally available therefor.

Rights Upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of shares of our common stock will be entitled to all assets remaining after payment of all debts and other liabilities.

Voting Rights. Shares of our common stock carry one vote per share. Our by-laws provide that the presence of holders of a majority of the outstanding shares entitled to vote at a stockholders meeting shall constitute a quorum. When a quorum is present, the affirmative vote of the holders of a majority of shares present in person or by proxy is required to take action, unless otherwise specified by law or our certificate of incorporation, and except for the election of directors, which is determined by a plurality vote. Except as otherwise required by law, holders of our common stock are not entitled to vote on any amendment to our certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series of preferred stock are entitled to vote on the amendment. Holders of shares of our common stock have no cumulative voting rights.

Other Rights. Holders of shares of our common stock have no preemptive rights. The holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Restrictions. Our certificate of incorporation and by-laws provide that until an automatic separation of IDSs occurs, we shall only be permitted to issue shares of common stock as part of an IDS.

Anti-Takeover Effects of Various Provisions of Our Certificate of Incorporation and By-laws

Our certificate of incorporation and by-laws contain provisions that may have some anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Classified Board of Directors. Our certificate of incorporation provides that our board of directors be divided into three classes of directors, as nearly equal in size as is practicable, serving staggered three-year terms.

Quorum Requirements; Removal of Director. Our certificate of incorporation provides for a minimum quorum of one-third in voting power of the outstanding shares of our capital stock entitled to vote, except that a minimum quorum of a majority in voting power of the outstanding shares of our capital stock entitled to vote is necessary to hold a vote for any director in a contested election, the removal of a director or the filling of a vacancy on our board of directors. Directors may be removed only for cause by the affirmative vote of at least a majority in voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not expressly address cumulative voting.

No Stockholder Action by Written Consent; Calling of Special Meeting of Stockholders. Our certificate of incorporation generally prohibits stockholder action by written consent. Our certificate of incorporation and by-laws also provide that special meetings of our stockholders may be called only by our board of directors pursuant to (1) a resolution approved by a majority of the members of our board of directors or (2) a request by holders of at least a majority in voting power of all the outstanding shares entitled to vote at that special meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our by-laws provide that stockholders seeking to bring business before or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. To be timely, a stockholder’s notice must be delivered or mailed and received at our principal executive offices not less than 90 or more than 120 days in advance of the anniversary date of the immediately preceding annual meeting of stockholders. Our by-laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders. Stockholder nominations for the election of directors at a special meeting must be received by our corporate secretary by the later of 10 days following the day on which public disclosure of the date of the special meeting was made or 90 days prior to the date that meeting is proposed to be held.

Limitations on Liability and Indemnification of Officers and Directors. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for certain breaches of directors’ fiduciary duties as directors. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability:

●	for breach of the duty of loyalty;

●	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of the law;

●	under Section 174 of the DGCL (unlawful dividends or stock repurchases); or

●	for transactions from which the director derived an improper personal benefit.

Our certificate of incorporation and by-laws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to, and do, carry directors’ and officers’ insurance for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and by-laws may discourage stockholders from bringing a lawsuit against directors and officers for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without your approval. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Supermajority Provisions. The DGCL generally provides that the affirmative vote of a majority in voting power of the outstanding shares entitled to vote is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. Our certificate of incorporation provides that the following provisions in our certificate of incorporation may be amended only by a vote of two-thirds or more in voting power of all the outstanding shares of our capital stock entitled to vote:

●	the prohibition on stockholder action by written consent;

●
a special meeting of stockholders may be called only by our board of directors pursuant to (1) a resolution adopted by a majority of the members of our board of directors or (2) a request by holders of at least a majority in voting power of all the outstanding shares entitled to vote at that meeting;

●	the provisions relating to the classification of our board of directors;

●	the provisions relating to the size of our board of directors;

●	the provisions relating to the quorum requirements for stockholder action and the removal of directors;

●	the limitation on the liability of our directors to us and our stockholders;

●	the obligation to indemnify and advance expenses to the directors and officers to the fullest extent authorized by the DGCL;

●	the provisions granting authority to our board of directors to amend or repeal our by-laws without a stockholder vote, as described in more detail in the next succeeding paragraph; and

●	the supermajority voting requirements listed above.

In addition, our certificate of incorporation grants our board of directors the authority to amend and repeal our by-laws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or our certificate of incorporation.

Our certificate of incorporation provides that our by-laws may be amended by stockholders representing no less than two-thirds of the voting power of all the outstanding shares of our capital stock entitled to vote.

Listing

Our common stock is currently listed on the Toronto Stock Exchange under the trading symbol “OTT”; however there is currently no active trading market for our common stock. In addition, we will use our commercially reasonable efforts to list our common stock for separate trading on the NASDAQ Global Market if a sufficient number of shares of our common stock are held separately to meet the minimum requirements for separate trading on the NASDAQ Global Market for at least 30 consecutive trading days. Within 30 days after the maturity or redemption of the senior subordinated notes, we will use our commercially reasonable efforts to list or quote the outstanding shares of our common stock on the securities exchange(s) or automated securities quotation system(s), if any, on which the IDSs then are listed or quoted, in addition to any other securities exchange on which our common stock is then listed. The shares of common stock offered hereby will be freely tradable without restriction or further registration under the Securities Act of 1933, unless they are held by “affiliates” as that term is defined in Rule 144 under the Securities Act of 1933, and under the securities legislation in all the provinces (other than the province of Québec) and territories of Canada, subject to “control person” distribution rules under applicable Canadian provincial and territorial securities laws.

Transfer Agent and Registrar

Wells Fargo Bank, National Association is the transfer agent and registrar for our shares of common stock. Pacific Corporate Trust Company is the common stock agent in Canada for the common stock transfer agent and registrar and will accept and forward information to Wells Fargo Bank, National Association, as common stock transfer agent and registrar.

DESCRIPTION OF SENIOR SUBORDINATED NOTES

The following is a description of the material terms of the Indenture (as defined below) under which our senior subordinated notes will be issued. It does not purport to be complete and we urge you to read the Indenture, a copy of which will be available upon request from the Company. This description is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939. Capitalized terms used in this “Description of Senior Subordinated Notes” section and not otherwise defined have the meanings set forth in “—Certain Definitions” hereafter.

General

The Notes will be issued under an indenture, dated as of December 21, 2004, as supplemented by the First Supplemental Indenture, dated as of July 3, 2006, the Second Supplemental Indenture, dated as of July 5, 2007, the Third Supplemental Indenture, dated as of October 31, 2008 and the Fourth Supplemental Indenture, dated as of June 8, 2010 (as so supplemented or amended from time to time, the “Indenture”), among us, the subsidiary guarantors listed on the signature pages thereto and Wells Fargo Bank, National Association, as trustee. As of October 4, 2010, we had issued $107,660,530.50 aggregate principal amount of the Notes under the Indenture. The Notes previously issued under the Indenture and the Notes offered hereby will be considered collectively to be a single series for all purposes of the Indenture. Unless the context indicates otherwise, references to the “Notes” in this Description of Senior Subordinated Notes include the 13% senior subordinated notes due 2019 previously issued under the Indenture and the 13% senior subordinated notes due 2019 offered hereby.

The Notes will be issued only in fully-registered form, without coupons, represented by one or more global notes which will be registered in the name of the custodian for the owners of the IDSs. See “Description of IDSs—Book-Entry Settlement and Clearance.”

Maturity and Interest

Maturity

The Notes will be unsecured senior subordinated obligations of the Company and will mature on December 30, 2019.

Interest

The Notes bear interest at a rate per year of 13%, payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, to Holders of record at the close of business on the preceding March 15, June 15, September 15 and December 15, respectively, or the immediately preceding Business Day; provided that if any such interest payment date is not a Business Day, such interest payment date shall be the next Business Day, and no interest on such payment shall accrue for the period from and after such interest payment date.

After issuance of the Notes, interest will accrue from the most recent date to which interest has been paid, and will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Interest Deferral

 The Company is permitted, at its election, to defer interest payments on the Notes on up to four occasions with respect to up to two quarters per occasion; provided that:

●	the Company may not defer interest on any occasion unless and until all interest deferred on any prior occasion, together with accrued interest thereon, has been paid in full;

●	at the end of each occasion, the Company will be obligated to resume quarterly payments of interest on the Notes, including interest on deferred interest; and

●	no later than December 30, 2019, the Company must pay all deferred interest, together with accrued interest thereon.

On each occasion that the Company elects to defer interest, it will be required to deliver to the Trustee a copy of a resolution of the Company’s Board of Directors to the effect that, based upon a good-faith determination of the Company’s Board of Directors, (x) such interest deferral is reasonably necessary for bona-fide cash management purposes, whether indicated by cumulative distributable cash shortfall or otherwise, or to reduce the likelihood of or avoid a payment default under any Designated Senior Indebtedness or (y) so long as the Credit Agreement remains in effect, the Company has failed to maintain a fixed charge coverage ratio of at least 1.15 to 1.00 or a senior leverage ratio of not more than 3.20 to 1.00, in each case as calculated in accordance with the provisions contained in the Credit Agreement as of December 21, 2004, without giving effect to any subsequent amendments thereto. However, no interest deferral may be commenced, and any on-going deferral shall cease, if:

●	a default in payment of interest, principal or premium, if any, on the Notes has occurred and is continuing; or

●	another Event of Default with respect to the Notes has occurred and is continuing and the Notes have been accelerated as a result of the occurrence of such Event of Default.

Deferred interest on the Notes will bear interest at the same rate as the stated rate of interest applicable to the Notes, compounded quarterly, until paid in full.

During any interest deferral period and so long as any deferred interest or interest on deferred interest remains unpaid, the Company will not be permitted to make any payment of dividends on its common stock or make any distribution to holders of common stock, or make certain other Restricted Payments. See “—Certain Covenants—Limitation on Restricted Payments.”

Additional Notes

The Indenture permits issuances of additional notes having identical terms and conditions to the Notes offered hereby (other than issuance date) (the “Additional Notes”):

●	in connection with the exchange of shares of Class B common stock of the Company for IDSs that occurred on June 8, 2010; and

●
for other purposes, so long as the Incurrence of Indebtedness evidenced by such Additional Notes is permitted under the covenant described under “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

Any Additional Notes will vote on all matters with the Notes. The Additional Notes will be deemed to have the same accrued current period interest, deferred interest and defaults as the Notes and will be deemed to have expended Payment Blockage Periods and interest deferral periods to the same extent as the Notes. The Notes offered hereby are Additional Notes under the Indenture.

The Indenture provides that, in the event there is an issuance of Additional Notes with original issue discount (and any issuance of Additional Notes thereafter), each Holder of the Notes agrees that a portion of such Holder’s Notes (whether held directly in book-entry form or held as part of IDSs) will be exchanged, without any further action of such Holder, for a portion of the Additional Notes purchased by the Holders of such Additional Notes, such that, following any such issuance and exchange, each Holder of the Notes or the IDSs (as the case may be) owns an indivisible unit composed of the Notes and Additional Notes of each issuance in the same proportion as each other Holder, and the records of DTC and the Trustee will be revised to reflect each such exchange without any further action of such Holder. The aggregate principal amount of the Notes owned by each Holder will not change as a result of such exchange. Any Additional Notes will be guaranteed by the Guarantors on the same basis as the Notes. We will identify, in an applicable prospectus supplement, whether a specific offering of IDSs under this prospectus will result in an automatic exchange.

There is a possibility that holders of Additional Notes having original issue discount may not be able to collect the unamortized portion of the original issue discount in the event of an acceleration of the senior subordinated notes or bankruptcy of the Company. Any such automatic exchange should not impair the rights any holder might otherwise have to assert a claim under applicable securities laws, against us or any applicable underwriters, with respect to the full amount of Notes purchased by such holder.

The Company may issue Additional Notes only if it delivers to the Trustee prior to or simultaneously with such issuance (i) an opinion of tax counsel to the effect that the Additional Notes should be treated as debt for United States federal income tax purposes and (ii) an opinion of counsel, subject to exceptions and assumptions customary for such opinions, to the effect that the Additional Notes and the related Guarantees constitute valid and binding obligations of the Company and the respective Guarantors entitled to the benefits of the Indenture and are enforceable against the Company and the respective Guarantors in accordance with their terms. In addition, if an issuance of Additional Notes would trigger the automatic exchange provisions of the Indenture, the Company may not issue such Additional Notes unless it delivers to the Trustee on the date of such issuance a certificate of the Company’s principal financial officer stating that on such date, after giving pro forma effect to the issuance of such Additional Notes and the related Guarantees, the Company and the Guarantors are solvent.

Optional Redemption

The Company may, at its option, redeem all, but not less than all, of the Notes at any time upon not less than 30 or more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to the redemption date, upon the occurrence of a Tax event.

“Tax event” means the receipt by the Company of an opinion of counsel, rendered by a nationally recognized law firm experienced in such matters, to the effect that, within 90 days of receipt of the opinion, the Company is not or would not be permitted to deduct all or a substantial portion of the interest payable on the Notes for United States federal income tax purposes as a result of:

●	any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein; or

●	any official administrative pronouncement (including, without limitation, Notice, Announcement or Revenue Ruling) or judicial decision interpreting or applying such laws or regulations,

in each case, which is announced on or after December 21, 2004.

Except as set forth above, the Company may not redeem the Notes at its option prior to December 30, 2011.

On or after December 30, 2011, the Company may redeem the Notes, at its option, at any time in whole and from time to time in part, for cash at the redemption prices, expressed as percentages of principal amount, set forth below plus accrued and unpaid interest, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 30 of the years indicated below:

Year	Percentage
2011	106.500%
2012	105.200%
2013	103.900%
2014	102.600%
2015	101.300%
2016 and thereafter	100.000%

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of the Notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on such Notes or the portions called for redemption so long as the Company has deposited with the Trustee funds (in U.S. Dollars) sufficient to pay the principal of, plus accrued and unpaid interest (if any) on, the Notes to be redeemed.

In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes of any series are listed, or if such Notes of such series are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with the applicable legal requirements). If the Notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed. New Notes in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holders thereof upon cancellation of the original Notes. On and after the Redemption Date, interest will cease to accrue on the Notes or the portions thereof called for redemption, so long as the Company has deposited with the Trustee funds (in U.S. dollars) sufficient to pay the principal of, plus accrued and unpaid interest (if any) on, the Notes to be redeemed. No Note will be redeemed in part unless all other Notes are also redeemed in part on a pro rata basis.

A full or partial redemption of the Notes will result in an automatic separation of the IDSs. See “Description of IDSs—Automatic Separation.”

Ranking

The Indebtedness evidenced by the Notes and any other amounts payable under the Notes or the Indenture will:

●	be unsecured senior subordinated Indebtedness of the Company;

●
be subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all existing and future Senior Indebtedness of the Company, including the Credit Agreement;

●
rank equal in right of payment with all existing and future Pari Passu Indebtedness and trade payables of the Company, except for the impact of the contractual subordination provided in the Indenture which may have the effect of causing the Holders of the Notes to receive less, ratably, than other creditors that are not subject to contractual subordination, and except for statutory priorities provided under the United States federal bankruptcy code or other applicable bankruptcy, insolvency and other laws dealing with creditors rights generally; and

●	rank senior in right of payment to all existing and future Subordinated Indebtedness of the Company.

The Notes will be structurally subordinated to all Indebtedness of the Non-Guarantor Subsidiaries. The Notes will also be effectively subordinated to any Secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under “—Defeasance” below is not subordinated to any Senior Indebtedness or subject to the restrictions described herein.

The Indebtedness evidenced by each Guarantee and any other amounts payable under each Guarantee will:

●	be unsecured senior subordinated Indebtedness of the applicable Guarantor;

●
be subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all existing and future Senior Indebtedness of such Guarantor, including the Senior Indebtedness of each Guarantor represented by such Guarantor’s guarantee of the Credit Agreement;

●
rank equal in right of payment with all existing and future Pari Passu Indebtedness and trade payables of such Guarantor, except for the impact of the contractual subordination provided in the Indenture which may have the effect of causing the Holders of the Notes to receive less, ratably, than other creditors that are not subject to contractual subordination, and except for statutory priorities provided under the United States federal bankruptcy code or other applicable bankruptcy, insolvency and other laws dealing with creditors rights generally; and

●	rank senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor.

The Guarantees will be effectively subordinated to any Secured Indebtedness of the applicable Guarantor to the extent of the value of the assets securing such Indebtedness.

Although the Indenture contains limitations on the amount of additional Indebtedness which the Company, the Guarantors and the Non-Guarantor Subsidiaries may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below.

Only Senior Indebtedness of the Company or a Guarantor will rank senior to the Notes or the relevant Guarantee in accordance with the provisions of the Indenture. The Notes and each Guarantee will in all respects rank equally with all other Pari Passu Indebtedness and trade payables of the Company and the relevant Guarantor, respectively, except for the impact of the contractual subordination provided in the Indenture which may have the effect of causing the Notes to receive less, ratably, than other creditors that are not subject to contractual subordination, and except for statutory priorities provided under the United States federal bankruptcy code or other applicable bankruptcy, insolvency and other laws dealing with creditors’ rights generally.

The Company may not pay principal of, premium (if any) or interest on the Notes, or any other payment on or relating to the Notes, or under the Indenture, or make any deposit pursuant to the provisions described under “—Defeasance” below and may not otherwise purchase, redeem or otherwise retire any Notes (except that Holders may receive and retain (a) Permitted Junior Securities and (b) payments made from the trust described under “—Defeasance” below so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions described herein or any other material agreement binding on the Company, including the Credit Agreement) (collectively, “pay the Notes”) if:

●
a default in the payment of the principal of, premium, if any, or interest on any Designated Senior Indebtedness occurs and is continuing or any other amount owing in respect of any Designated Senior Indebtedness is not paid when due; or

●
any other default on any Designated Senior Indebtedness occurs and results in such Designated Senior Indebtedness becoming due or being declared due and payable prior to the date on which it would otherwise become due and payable in accordance with its terms, unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash.

However, the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of each series of the Designated Senior Indebtedness with respect to which either of the events set forth in the bullet points of the immediately preceding sentence has occurred and is continuing.

During the continuance of any default (other than a default described in the bullet points of the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated (x) immediately without further notice (except such notice as may be required to effect such acceleration) or (y) upon the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a “Blockage Notice”) of such default from the Representative of such defaulted Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending on the earliest to occur of the following events:

●	179 days having elapsed since the receipt of such Blockage Notice;

●	such Payment Blockage Period is terminated by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice;

●	the repayment in full in cash of such defaulted Designated Senior Indebtedness; or

●	the default giving rise to such Blockage Notice is no longer continuing.

Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this paragraph and in the succeeding paragraph), unless the holders of such defaulted Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such defaulted Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period. In no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this provision, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution, bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, or an assignment for the benefit of its creditors or any marshalling of the Company’s assets or liabilities, the holders of Senior Indebtedness will be entitled to receive payment in full in cash of all the Senior Indebtedness before the Noteholders are entitled to receive any payment, and until the Senior Indebtedness is paid in full in cash, any payment or distribution to which Noteholders would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Indebtedness as their interests may appear. However, the Holders of Notes may receive and retain Permitted Junior Securities, and payments made from the trust described under “—Defeasance” so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions described herein or any other material agreement binding on the Company, including the Credit Agreement. If a distribution is made to Noteholders that due to the subordination provisions of the Indenture should not have been made to them, such Noteholders are required to hold such distribution in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

After the occurrence of an Event of Default, the Company or the Trustee shall promptly notify the holders of each series of the Designated Senior Indebtedness (or their respective Representative) of such occurrence. If any Designated Senior Indebtedness is outstanding, the Company may not make any payments then due on the Notes until five Business Days after the holders or the Representative of such Designated Senior Indebtedness receives notice of such occurrence and, thereafter, may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

By reason of such subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the Noteholders and, because of the obligation on the part of the Noteholders to turn over distributions to the holders of Senior Indebtedness, to the extent required to pay Senior Indebtedness in full, trade creditors of the Company and Guarantors may recover more, ratably, than the Noteholders.

The Indenture contains identical subordination provisions relating to each Guarantor’s obligations under its Guarantee.

Guarantees

Each Restricted Subsidiary that guarantees any Indebtedness under any Senior Credit Document and each Restricted Subsidiary that the Company shall otherwise cause to become a Guarantor pursuant to the terms of the Indenture, will jointly and severally irrevocably and unconditionally guarantee on an unsecured senior subordinated basis (as described under “—Ranking” above) the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Guarantors being herein called the “Guaranteed Obligations”). Such Guarantors will agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) Incurred by the Trustee or the Holders in enforcing any rights under the Guarantees.

Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor after giving effect to all of its other contingent and fixed liabilities (including without limitation all of its obligations with respect to the Credit Agreement) without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. After the Issue Date, the Company will cause each Restricted Subsidiary that guarantees any Indebtedness under any Senior Credit Document to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee payment of the Notes on an unsecured senior subordinated basis. See “—Certain Covenants—Future Guarantors” below.

Each Guarantee is a continuing Guarantee and shall until released in accordance with the next succeeding paragraph:

●	remain in full force and effect until payment in full of all the Notes;

●	be binding upon each such Guarantor and its successors; and

●	inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

The Guarantee of any Guarantor will be released; provided that at the time of such release, no Default or Event of Default has occurred and is continuing:

●
concurrently with any sale or disposition (by merger or otherwise) of such Guarantor in accordance with the terms of the Indenture (including the covenant described under “—Certain Covenants—Asset Sales”), following which such Guarantor is no longer a Restricted Subsidiary;

●	upon the merger or consolidation of a Guarantor with and into the Company or another Guarantor that is the surviving Person of such merger or consolidation; or

●
upon legal defeasance of the Company’s and all Guarantors’ obligations under the Indenture or satisfaction and discharge of the Indenture, in each case, in accordance with the provisions of the Indenture.

Change of Control

Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase). In order to exercise this repurchase right, a Holder must separate its IDSs into the shares of common stock and Notes represented thereby.

In the event that at the time of such Change of Control the terms of any Senior Lender Indebtedness restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph, but in any event within 30 days following any Change of Control, the Company shall:

●	repay in full all Senior Lender Indebtedness or offer to repay in full all Senior Lender Indebtedness and repay the Senior Lender Indebtedness of each lender who has accepted such offer; or

●	obtain the requisite consent under the agreements governing the Senior Lender Indebtedness to permit the repurchase of the Notes as provided for in the immediately following paragraph.

Within 30 days following any Change of Control, unless the Company has exercised its right to redeem the Notes as described under “—Optional Redemption,” the Company shall mail a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee stating:

●
that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date of repurchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

●	the circumstances and relevant facts and financial information regarding such Change of Control;

●	whether the agreements then governing the Senior Lender Indebtedness will permit the repurchase of the Notes;

●	the repurchase date (which shall be no earlier than 30 days or later than 60 days from the date such notice is mailed); and

●	the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Securities Exchange Act of 1934 and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue thereof.

The definition of Change of Control includes a phrase relating to the sale, lease or transfer of “all or substantially all” the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease or transfer of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Covenants Relating to IDSs

Combination of Notes and Common Stock into IDSs. The Indenture provides that as long as any Notes are outstanding, any Holder of Notes and shares of common stock may, at any time and from time to time, combine these securities to form IDSs unless the IDSs have previously been automatically separated as a result of the continuance of a payment default on the Notes for 90 days, or the redemption or maturity of any Notes.

Certain Covenants

The Indenture contains the following material covenants:

Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. The Indenture provides that (i) the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock and (ii) the Company will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary may issue shares of Preferred Stock if the Leverage Ratio of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been no more than 6.25 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations will not apply to:

(a)
the Incurrence by the Company or its Restricted Subsidiaries of Indebtedness under the Senior Credit Documents and any related guarantees and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount of $100.0 million outstanding at any one time;

(b)	the Incurrence by the Company and the Guarantors of Indebtedness represented by the Notes (not including any Additional Notes) and the Guarantees, as applicable;

(c)	Indebtedness existing on December 21, 2004 (other than Indebtedness described in clauses (a) and (b));

(d)
Indebtedness (including Capitalized Lease Obligations) Incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (d) and all Refinancing Indebtedness (as defined below) Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (d), does not exceed the greater of 15% of Tangible Assets at the time of Incurrence or $10.0 million;

(e)
Indebtedness Incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or with respect to agreements to provide services, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

(f)
Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or a Subsidiary of the Company in accordance with the terms of the Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(g)
Indebtedness of the Company to a Restricted Subsidiary of the Company; provided that any such Indebtedness is subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Company or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness subject to the first paragraph of this covenant;

(h)
shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary of the Company; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary holding such shares of Preferred Stock ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary of the Company) shall be deemed, in each case, to be an issuance of shares of Preferred Stock subject to the first paragraph of this covenant;

(i)
Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary of the Company; provided that if a Guarantor Incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary lending such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary of the Company) shall be deemed, in each case, to be an Incurrence of such Indebtedness subject to the first paragraph of this covenant;

(j)
Hedging Obligations that are incurred in the ordinary course of business (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding, (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases;

(k)	obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(l)
Indebtedness or Disqualified Stock of the Company and any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount, which when aggregated with the principal amount or liquidation preference of all other Indebtedness and Disqualified Stock then outstanding and Incurred pursuant to this clause (l) does not exceed $12.5 million at any one time outstanding;

(m)
any guarantee by the Company or a Guarantor of Indebtedness or other obligations of the Company or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness Incurred by the Company or such Restricted Subsidiary is permitted under the terms of the Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor’s Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee of such Restricted Subsidiary, as applicable;

(n)
the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness which serves to refund or refinance any Indebtedness Incurred as permitted under the first paragraph of this covenant and clauses (b) and (c) above, or any Indebtedness issued to so refund or refinance such Indebtedness (subject to the following proviso, “Refinancing Indebtedness”); provided, however, that such Refinancing Indebtedness:

(i)
has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced;

(ii)	has a Stated Maturity which is no earlier than the Stated Maturity of the Indebtedness being refunded or refinanced;

(iii)
to the extent such Refinancing Indebtedness refinances Indebtedness that is equal with, or subordinate to, the Notes or the Guarantees, is equal with, or subordinate to, the Notes or the Guarantees, as applicable;

(iv)
is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premium and fees Incurred in connection with such refinancing; and

(v)
shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

and provided further that subclauses (i) and (ii) of this clause (n) will not apply to any refunding or refinancing of any Senior Indebtedness;

(o)
Indebtedness or Disqualified Stock of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of the Indenture; provided, however, that such Indebtedness or Disqualified Stock is not Incurred in contemplation of such acquisition or merger or to provide all or a portion of the funds or credit support required to consummate such acquisition or merger; provided further, however, that after giving effect to such acquisition and the Incurrence of such Indebtedness or Disqualified Stock either (i) the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first sentence of this covenant or (ii) the Leverage Ratio would be less than immediately prior to such acquisition;

(p)
the Incurrence by the Company or any Restricted Subsidiary of Indebtedness to finance, in whole or in part, an acquisition of a business or assets consummated within 60 days of such Incurrence; provided that after giving effect to such acquisition and the Incurrence of such Indebtedness the Leverage Ratio would be less than immediately prior to such acquisition;

(q)
Indebtedness of the Company and any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(r)	the incurrence by the Company or any Restricted Subsidiary of Indebtedness, the net proceeds of which are used to defease the Notes as provided under the caption “—Defeasance”; and

(s)
Indebtedness represented by the issuance of Additional Notes and related Guarantees in connection with the exchange of shares of Class B common stock of the Company for IDSs that occurred on June 8, 2010.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (r) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Company may, in its sole discretion, classify or reclassify such item of Indebtedness or any portion thereof in any manner that complies with this covenant and such item or such portion of such item of Indebtedness will be treated as having been Incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof; provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of Indebtedness. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

Limitation on Restricted Payments. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)
declare or pay any dividend or make any distribution or payment on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger or consolidation involving the Company (other than (A) dividends or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company or (B) dividends or distributions or payments by a Restricted Subsidiary that is a Wholly Owned Restricted Subsidiary or (C) dividends, distributions or payments by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii)	purchase or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary;

(iii)
make any principal payment on, cause a defeasance of or purchase, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness; or

(iv)	make any Restricted Investment (all such payments and other actions set forth in this clause (iv) and in clauses (i), (ii) and (iii) above being collectively referred to as “Restricted Payments”),

unless, at the time of such Restricted Payment:

(a)	no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(b)
(x) no Dividend Suspension Period shall have occurred and be continuing, (y) no Interest Deferral Period shall have occurred and be continuing and (z) no interest deferred during a prior Interest Deferral Period (including interest thereon) remains unpaid; and

(c)
such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including, without duplication, Restricted Payments permitted by clauses (1), (4) and (6) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of, without duplication:

(i)
100% of the Excess Cash of the Company for the period (taken as one accounting period) from the fiscal quarter that first begins after the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, plus

(ii)
100% of the aggregate net cash proceeds or property, other than cash, but only when and to the extent that such property is converted to cash, in each case received by the Company and its Restricted Subsidiaries since the Issue Date from the issue or sale of Equity Interests of the Company (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock and Disqualified Stock), including Equity Interests issued upon conversion of Indebtedness, Disqualified Stock and Designated Preferred Stock or upon exercise of warrants or options (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries), plus

(iii)
100% of the aggregate amount of contributions to the capital of the Company since the Issue Date received in cash or in property other than cash, but only when and to the extent that such property is converted to cash (other than Refunding Capital Stock, Designated Preferred Stock and Disqualified Stock), plus

(iv)
100% of the aggregate amount of cash or property other than cash, but only when and to the extent that such property is converted to cash, in each case received from (A) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Company and its Restricted Subsidiaries by any Person (other than the Company or any of its Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments, (B) the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or (C) a distribution or dividend from an Unrestricted Subsidiary, plus

(v)
in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary, (A) 100% of the amount of Cash Equivalents on the balance sheet of such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (except to the extent such Cash Equivalents were financed with an incurrence of indebtedness) and (B) 100% of the aggregate net cash proceeds received by the Company (i) at the time of such redesignation, combination or transfer or (ii) with respect to assets other than cash, but only when and to the extent that such property is converted to cash.

The foregoing provisions will not prohibit:

(1)	the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2)
(a) the repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Company in exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Company or contributions to the equity capital of the Company (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) (collectively, including any such contributions, “Refunding Capital Stock”) and (b) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Refunding Capital Stock or the sale of Subordinated Indebtedness;

(3)
the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued or incurred in accordance with the covenant entitled “—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4)
the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued after the Issue Date; provided, however, that (a) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Company would have had a Leverage Ratio of no more than 6.25 to 1.00 and (b) the aggregate amount of dividends declared and paid pursuant to this clause (4) does not exceed the net cash proceeds received by the Company from the sale of Designated Preferred Stock issued after the Issue Date;

(5)
the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company so long as (a) the principal amount of such new Subordinated Indebtedness does not exceed the principal amount of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired), (b) such Indebtedness is subordinated to the Senior Indebtedness and the Notes and the Guarantees at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value, (c) such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (d) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(6)
Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (6) that are at that time outstanding, not to exceed $5.0 million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(7)	other Restricted Payments in an aggregate amount not to exceed $5.0 million;

(8)	repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

(9)
the acquisition of Class B common stock of the Company in connection with the exchange of shares of Class B common stock of the Company for IDSs that occurred on June 8, 2010; provided that such exchange and acquisition did not increase the amount available for Restricted Payments under clause (c)(ii) of the preceding paragraph; and

(10)	repurchases of 10,275 shares of Class B common stock of the Company and 59,723 IDSs on the Issue Date;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (3), (4), (6) and (7), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the date of this prospectus, all of the Company’s Subsidiaries are Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if Restricted Payments in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Anti-Layering. The Indenture provides that the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Indebtedness of the Company and senior in right of payment to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to the Senior Indebtedness of such Guarantor and senior in right of payment to such Guarantor’s Guarantee. This does not apply to distinctions between categories of Indebtedness that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Indebtedness or securing such Indebtedness with greater or lesser priority or with different collateral.

Dividend and Other Payment Restrictions Affecting Subsidiaries. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)
(i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(b)	make loans or advances to the Company or any of its Restricted Subsidiaries; or

(c)	sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1)	contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Credit Agreement and the other Senior Credit Documents;

(2)	the Indenture, the Notes and the Guarantees;

(3)	applicable law or any applicable rule, regulation or order;

(4)
any agreement or other instrument relating to Indebtedness of a Person acquired by the Company or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(5)
any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(6)
Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under “—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8)	customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(9)
customary provisions contained in leases, licenses, agreements to provide services and other similar agreements entered into in the ordinary course of business that impose restrictions of the type described in clause (c) above, including but not limited to, customary non-assignment provisions;

(10)
other Indebtedness of Restricted Subsidiaries permitted to be Incurred subsequent to the Issue Date pursuant to clause (l) of the second paragraph of the covenant described under “—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(11)
any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (10) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Asset Sales. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless:

●
the Company, or its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Company) of the assets sold or otherwise disposed of; and

●
except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company, or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of the following shall be deemed to be Cash Equivalents for the purposes of this provision:

●
any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets;

●
any notes or other obligations or other securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into Cash Equivalents within 180 days of the receipt thereof (to the extent of the Cash Equivalents received); and

●
any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause that is at that time outstanding, not to exceed the greater of 7.5% of Tangible Assets or $5.0 million (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Within 365 days after the Company’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option to:

●
permanently reduce Obligations under the Credit Agreement (and, in the case of revolving Obligations, to temporarily reduce such Obligations) or other Senior Indebtedness or Pari Passu Indebtedness (provided that if the Company shall so reduce Obligations under Pari Passu Indebtedness, it will equally and ratably reduce Obligations under the Notes by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, the pro rata principal amount of Notes) or Indebtedness of a Restricted Subsidiary, in each case other than Indebtedness owed to the Company or an Affiliate of the Company;

●
make an investment in any one or more businesses, capital expenditures or acquisitions of other assets in each case used or useful in a Similar Business, or set aside in respect of a project in connection therewith that has been commenced or for which a binding contractual commitment has been entered into; and/or

●
make an investment in properties or assets that replace the properties and assets that are the subject of such Asset Sale, or set aside in respect of a project in connection therewith that has been commenced or for which a binding contractual commitment has been entered into.

Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents or Investment Grade Securities. The Indenture provides that any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the first sentence of this paragraph will be deemed to constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an offer to all Holders of Notes (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $10.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

If more Notes are tendered pursuant to an Asset Sale Offer than the Company is required to purchase, selection of such Notes for purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements).

Notices of an Asset Sale Offer shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each Holder of Notes at such Holder’s registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

A new Note in principal amount equal to the unpurchased portion of any Note purchased in part will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase date unless the Company defaults in payment of the purchase price, interest shall cease to accrue on Notes or portions thereof purchased.

Transactions with Affiliates. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $1.0 million, unless:

●
such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

●
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, the Company delivers to the Trustee a resolution adopted by the majority of the Board of Directors of the Company, approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with the first bullet point above.

The foregoing provisions will not apply to the following:

●	transactions between or among the Company and/or any of its Restricted Subsidiaries;

●	Permitted Investments and Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments”;

●
the payment of compensation (including amounts paid pursuant to employee benefit plans) or the provision of indemnity to officers, directors and/or employees of the Company or any of the Restricted Subsidiaries so long as such payments are pursuant to a policy (i) established by the Board of Directors in good faith and (ii) evidenced by a resolution of the Board of Directors;

●
maintenance in the ordinary course of business of customary benefit plans or arrangements for employees, officers and/or directors, including vacation plans, health and life insurance plans, deferred compensation plans, retirement or savings plans and similar plans or arrangements;

●
issuance of securities or other payments, awards or grants in cash, securities or otherwise, or the grant of options, pursuant to any employment arrangements or employee benefit plans or arrangements which are approved by a majority of the Board of Directors in good faith;

●
transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of the first bullet point of the preceding paragraph;

●	payments or loans to employees or consultants in the ordinary course of business which are approved by a majority of the Board of Directors in good faith;

●
any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such amendment is not disadvantageous to the holders of the Notes in any material respect) or any transaction contemplated thereby;

●
the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders of the Notes in any material respect;

●
transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

●
the issuance of Capital Stock (other than Disqualified Stock) of the Company or IDSs in respect of the Company’s securities (including such securities represented thereby) or Additional Notes or other Pari Passu Indebtedness evidenced by a different series of notes or shares of the Company’s Capital Stock to any Permitted Holder.

Liens. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien on any asset or property of the Company or such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any Indebtedness of the Company or any of its Subsidiaries (other than Senior Indebtedness) unless the Notes are equally and ratably secured with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Notes) the Indebtedness so secured or until such time as such obligations are no longer secured by a Lien. The preceding sentence will not require the Company or any Restricted Subsidiary to secure the Notes if the Lien consists of a Permitted Lien.

The Indenture provides that no Guarantor will directly or indirectly create, Incur or suffer to exist any Lien on any asset or property of such Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any Indebtedness of such Guarantor (other than Senior Indebtedness of such Guarantor) unless the Guarantee of such Guarantor is equally and ratably secured with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to such Guarantor’s Guarantee) the Indebtedness so secured or until such time as such obligations are no longer secured by a Lien. The preceding sentence will not require any Guarantor to secure its Guarantee if the Lien consists of a Permitted Lien.

Reports and Other Information. The Indenture provides that the Company will file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the Securities and Exchange Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Securities and Exchange Commission may by rules and regulations prescribe) which the Company is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “SEC Reports”). If at any time the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company will provide reports containing substantially the same information as that contained in the SEC Reports (the “Trustee Reports”), such Trustee Reports to be provided at the same times the Company would have been required to provide the SEC Reports to the Trustee pursuant to the immediately preceding sentence had it then been subject to Section 13 or 15(d) of the Securities Exchange Act of 1934; provided that the Trustee Reports need not include any certifications from officers of the Company.

Future Guarantors. The Indenture provides that the Company will cause each Restricted Subsidiary organized under the laws of the United States of America or any state or territory thereof that Incurs Indebtedness or issues shares of Disqualified Stock or Preferred Stock (other than any other Restricted Subsidiary that cannot guarantee Indebtedness without obtaining the consent or waiver of any United States federal or state regulatory or governmental agency or body) to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the Notes. Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Merger, Consolidation, or Sale of All or Substantially All Assets

The Indenture provides that the Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

●
the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the Company or such Person, as the case may be, being herein called the “Successor Company”);

●
the Successor Company (if other than the Company) expressly assumes all the obligations of the Company under the Indenture and the Notes pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

●
immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing;

●
immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either (A) the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first sentence of the covenant described under “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or (B) the Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be less than or equal to such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

●
each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to the Successor Company’s obligations under the Indenture and the Notes; and

●
the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

The Successor Company will succeed to, and be substituted for, the Company under the Indenture and the Notes. Notwithstanding the clauses in the third and fourth bullet points of the immediately preceding sentence,

●	any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or to another Restricted Subsidiary; and

●
the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another state of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

The Indenture further provides that, subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale or disposition of a Guarantor, each Guarantor will not, and the Company will not permit a Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

●
such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

●
the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

●
immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing; and

●
the Guarantor shall have delivered or caused to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Subject to certain limitations described in the Indenture, the Successor Guarantor will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the clause in the third bullet point of the second preceding sentence, a Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another jurisdiction so long as the amount of Indebtedness of the Guarantor is not increased thereby.

Defaults

An Event of Default is defined in the Indenture as

(i)
a default in any payment of interest on any Note when due, whether or not prohibited by the provisions described under “—Ranking” above, continued for 30 days, subject to the interest deferral provisions contained in the Indenture; provided, however, that a default in any payment of interest on the Note required to be made on December 30, 2009 shall immediately constitute an Event of Default (without regard to length of time for which such default continues);

(ii)
a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under “—Ranking” above;

(iii)	the failure by the Company to comply with its obligations under the covenant described under “—Merger, Consolidation, or Sale of All or Substantially All Assets” above;

(iv)
the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under “—Change of Control” or “—Certain Covenants” above (in each case, other than a failure to purchase Notes);

(v)	the failure by the Company to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture;

(vi)
the failure by the Company or any Significant Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $7.5 million or its foreign currency equivalent (the “cross acceleration provision”);

(vii)	certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the “bankruptcy provisions”);

(viii)
the rendering of any judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in excess of $7.5 million or its foreign currency equivalent against the Company or a Significant Subsidiary if (A) an enforcement proceeding thereon is commenced and not discharged or stayed within 60 days thereafter or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (the “judgment default provision”);

(ix)
any Guarantee ceases to be in full force and effect, except as contemplated by the terms thereof, or any Guarantor denies or disaffirms its obligations under the Indenture or any Guarantee and the Default continues for 10 days; or

(x)
except as permitted by clause (1) under “—Certain Covenants—Limitation on Restricted Payments,” the Company pays any dividend on shares of the Company’s common stock (A) during any period that any interest is being deferred, so long as any deferred interest and accrued interest thereon has not been paid in full or (B) during a Dividend Suspension Period or the continuance of an Event of Default.

The foregoing constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clause (iv) or (v) will not constitute an Event of Default until the Holders of 25% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such default within the time specified in clauses (iv) and, (v) as the case may be, after receipt of such notice.

If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes, by notice in writing to the Company and the Representative under the Credit Agreement, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately; provided that so long as there are any amounts outstanding under the Credit Agreement, such declaration of acceleration shall not be effective until the earlier of (1) the acceleration of any Indebtedness under the Credit Agreement or (2) five business days after receipt by the Company and the Representative under the Credit Agreement, of written notice of declaration of acceleration of Indebtedness under the Indenture. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

In the event of a declaration of acceleration of the Notes because of an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in the cross acceleration provision in clause (vi) above, the declaration of acceleration of the Notes shall be automatically annulled if the holders of all Indebtedness described in the cross acceleration provision have rescinded the declaration of acceleration in respect of such Indebtedness within 30 Business Days of the date of such declaration, and if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

●	such Holder has previously given the Trustee notice that an Event of Default is continuing;

●	Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy;

●	such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

●	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

●	the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indenture provides that if a Default occurs and is continuing and is actually known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver, to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note, no amendment may, among other things:

●	reduce the amount of Notes whose Holders must consent to an amendment;

●	reduce the rate of or extend the time for payment of interest on any Note or amend the Company’s right to defer interest on the Notes in a manner adverse to the Holders;

●	reduce the principal of or extend the Stated Maturity of any Note;

●	reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “—Optional Redemption” above;

●	make any Note payable in money other than that stated in the Note;

●	make any change to the subordination provisions of the Indenture that adversely affects the rights of any Holder;

●
impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

●	except in connection with an offer by the Company to purchase all of the Notes (in which case a majority in principal amount of Notes will be sufficient):

●
make any change to the provisions of the Indenture that eliminate the prohibition on paying dividends while interest is being deferred, while any previously deferred interest remains unpaid or during a Dividend Suspension Period or the continuance of any Event of Default;

●
make a change to lower the Interest Coverage Ratio threshold for a Dividend Suspension Period or make a change to paragraph (c) under “—Certain Covenants—Limitation on Restricted Payments” that would have the effect of increasing the amounts permitted to be distributed in respect of the Company’s Capital Stock; or

●	waive an Event of Default under clause (x) of “Defaults”;

●	make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions; or

●	modify the Guarantees in any manner adverse to the Holders.

Without the consent of any Holder, the Company and Trustee may amend the Indenture or the Notes to:

●	cure any ambiguity, omission, defect or inconsistency;

●	provide for the assumption by a successor corporation, partnership, limited liability company or other entity of the obligations of the Company under the Indenture;

●
provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986 or in a manner such that the uncertificated Notes are described in Section l63(f)(2)(B) of the Internal Revenue Code of 1986);

●
make any change to the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness (or a Representative of such holder) under the subordination provisions of the Indenture;

●	add Guarantees with respect to the Notes;

●	secure the Notes;

●	add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company;

●
make any change that does not adversely affect the legal rights of any Holder to comply with any requirement of the Securities and Exchange Commission or in connection with the qualification of the Indenture under the Trust Indenture Act of 1939; or

●	make certain changes to the Indenture to provide for the issuance of Additional Notes.

However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, the Company is required to mail to Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment.

Under the terms of the Credit Agreement, the Company will not be permitted to effect any amendment or modification of the Indenture if the effect would be to:

●	increase the interest rate applicable to the Notes (or any deferred interest on the Notes) or change the manner of payment thereof;

●	change to an earlier date the scheduled dates of payment on any component of principal, interest or other amounts on the Notes;

●	add any covenant;

●	change any Default or Event of Default in a manner that would be more onerous or restrictive to the Company;

●	change the redemption or prepayment provisions of the Notes (other than to extend the dates for redemption or prepayment or to reduce the premiums payable in connection therewith);

●	change the subordination provision of the Notes;

●
grant any security or collateral to secure payment of the Notes or provide any additional guaranty with respect to the Notes (other than, with respect to a new Subsidiary that becomes a Guarantor, a subordinated guaranty);

●	change the interest deferral provisions of the Notes; or

●
otherwise increase the obligations of the Company or any Guarantor in respect of the Notes, the deferred interest on the Notes or confer additional rights upon the Holders thereof which individually or in the aggregate would be adverse to the Company, any Guarantor or the lenders of the Senior Lender Indebtedness.

Defeasance

The Company at any time may terminate all its obligations under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under the covenants described under “—Certain Covenants” and “—Change of Control,” the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under “—Defaults” above and the limitations contained in the fourth bullet point of the first paragraph under “—Merger, Consolidation, or Sale of All or Substantially All Assets” above (“covenant defeasance”). If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi) or, with respect only to Significant Subsidiaries, (vii) under “—Defaults” above or because of the failure of the Company to comply with the fourth bullet point of the first paragraph under “—Merger, Consolidation, or Sale of All or Substantially All Assets” above.

In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including:

●
delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable United States federal income tax law); and

●
on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions of the Indenture or any other material agreement binding on the Company, including the Credit Agreement.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

●	either:

●
all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

●
all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, Cash Equivalents, Investment Grade Securities or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and additional interest, if any, and accrued interest to the date of maturity or redemption;

●
no Event of Default (other than one resulting solely from the borrowing of funds or the guaranty of any Liens to provide such deposit) shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

●	the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

●
the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes as maturity or the redemption date, as the case may be.

No Personal Liability of Directors, Officers, Employees or Stockholders

No director, officer, employee or stockholder of the Company or any Guarantor will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Concerning the Trustee

Wells Fargo Bank, National Association is the Trustee under the Indenture. Pacific Corporate Trust Company is the agent in Canada for the Trustee and will accept and forward information to Wells Fargo Bank, National Association, as Trustee under the Indenture.

Governing Law

The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Acquired Indebtedness” means, with respect to any specified Person:

●	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person; and

●	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person,

in each case, other than Indebtedness Incurred as consideration in, in contemplation of or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by such Person, or such asset was acquired by such Person, as applicable.

“Adjusted EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

●	taxes paid and provision for taxes based on income or profits of such Person for such period to the extent such taxes or provision for taxes were deducted in computing Consolidated Net Income, plus

●	Consolidated Interest Expense of such Person for such period to the extent the same was deducted in computing Consolidated Net Income, plus

●
Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such Consolidated Depreciation and Amortization Expense was deducted in computing Consolidated Net Income, plus

●
any non-recurring fees, expenses or charges related to any Securities Offering, Permitted Investment, acquisition or Indebtedness permitted to be Incurred by the Indenture (in each case, whether or not successful), deducted in such period in computing Consolidated Net Income, plus

●
the amount of annual management and advisory fees and related expenses paid to Seaport Capital deducted in such period in computing Consolidated Net Income during any period prior to the Issue Date, plus

●
any other non-cash charges reducing Consolidated Net Income for such period (excluding any such charge which requires an accrual of, or cash reserve for, anticipated cash charges for any future period).

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute Adjusted EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be paid as a dividend to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of the provisions described under “—Certain Covenants—Transactions with Affiliates” and “—Certain Covenants—Asset Sales” only, “Affiliate” shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Asset Sale” means:

●
the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of the Company or any Restricted Subsidiary (each referred to in this definition as a “disposition”); or

●
the issuance or sale of Equity Interests of any Restricted Subsidiary (other than to the Company or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions), in each case other than:

●	a disposition of Cash Equivalents or Investment Grade Securities in the ordinary course of business;

●
the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under “—Merger, Consolidation, or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control;

●	any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments”;

●	any disposition of assets with an aggregate Fair Market Value of less than $5.0 million;

●	any disposition of property or assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

●	any exchange of like-kind property pursuant to Section 1031 of the Internal Revenue Code of 1986 for use in a Similar Business;

●	sales of assets received by the Company upon the foreclosure on a Lien;

●	any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

●
contemporaneous exchanges by the Company or any Restricted Subsidiary of Communication Assets for other Communications Assets in the ordinary course of business so long as the applicable Communication Assets received by the Company or such Restricted Subsidiary have at least substantially equal Fair Market Value as determined by a majority of the Board of Directors in good faith;

●	the grant of Liens not prohibited by the Indenture;

●	any disposition of obsolete, worn out, uneconomical or surplus property or equipment in the ordinary course of business;

●	licenses of intellectual property;

●	any disposition of Designated Noncash Consideration; and

●
sales of inventory in the ordinary course of business consistent with past practices and sales of equipment upon termination of a contract with a client entered into in the ordinary course of business pursuant to the terms of such contract.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in Minnesota or New York State are authorized or required by law to close.

“Capital Expenditures” means any expenditure required to be classified as a capital expenditure in accordance with GAAP.

“Capital Stock” means:

●
in the case of a corporation, corporate stock, including, without limitation, corporate stock represented by IDSs and corporate stock outstanding upon the separation of IDSs into the securities represented thereby;

●	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

●	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

●	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means:

●	U.S. dollars and foreign currency exchanged into U.S. dollars within 180 days;

●	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof;

●
certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million and whose long-term debt is rated at least “A” or the equivalent thereof by Moody’s or S&P;

●
repurchase obligations for underlying securities of the types described in the second and third bullet points above entered into with any financial institution meeting the qualifications specified in the third bullet point above;

●
commercial paper issued by a corporation (other than an Affiliate of the Company) rated at least “A-2” or the equivalent thereof by Moody’s or S&P and in each case maturing within one year after the date of acquisition;

●	investment funds investing at least 95% of their assets in securities of the types described in the first five bullet points above;

●
readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P; and

●	Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s.

“Change of Control” means the occurrence of any of the following events:

●
the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company’s assets on a consolidated basis to any person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) other than the Permitted Holders;

●	the adoption of a plan relating to the liquidation or dissolution of the Company;

●
the consummation of any transaction the result of which is that any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) other than the Permitted Holders is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that for purposes of this bullet point such Person or group shall be deemed to have “beneficial ownership” of all shares that any such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting power of the voting stock of the Company, by way of purchase, merger or consolidation or otherwise (other than a creation of a holding company that does not involve a change in the beneficial ownership of the Company as a result of such transaction);

●
the merger or consolidation of the Company with or into another Person or the merger of another Person into the Company with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold, directly or indirectly, less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the Person surviving such merger or consolidation, in each case other than creation of a holding company that does not involve a change in the beneficial ownership of the Company as a result of such transaction; or

●	the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Communication Assets” means any property or assets, whether real, personal or mixed, tangible, including Capital Stock in, and other securities of, any other Person, including licenses and applications, bids and agreements to acquire licenses, or other authority to provide telecommunication services, previously granted, or to be granted, by the Federal Communications Commission, used or intended for use primarily in connection with a Similar Business.

“Company” means Otelco Inc. until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Indenture and required by the Trust Indenture Act of 1939, each other obligor on the Notes.

“consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income, determined on a consolidated basis and otherwise determined in accordance with GAAP, plus, to the extent not included in such consolidated interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, without duplication:

●	interest expense attributable to leases constituting part of a Sale/Leaseback Transaction and/or Capitalized Lease Obligations;

●	amortization of debt discount and debt issuance cost;

●	capitalized interest;

●	non-cash interest expense;

●	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

●	net costs associated with Hedging Obligations (including amortization of fees);

●	interest Incurred in connection with Investments in discontinued operations;

●
interest in respect of Indebtedness of any other Person to the extent such Indebtedness is guaranteed by the Company or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the Company or any Restricted Subsidiary; and

●	the earned discount or yield with respect to the sale of receivables.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

●	any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto) shall be excluded;

●	any increase in amortization or depreciation resulting from purchase accounting in relation to any acquisition that is consummated after the Issue Date, net of taxes, shall be excluded;

●	the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

●	any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded;

●
any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors) shall be excluded;

●
the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

●
the Net Income for such period of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or in similar distributions have been legally waived; provided that the net loss of any such Restricted Subsidiary shall be included;

●
any non-cash compensation expense realized for grants of performance shares, stock options or other stock awards to officers, directors and employees of the Company or any Restricted Subsidiary shall be excluded; and

●	any non-cash impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142 shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause
(c)(iv) thereof.

“Continuing Directors” means, as of any date of determination, any member of the Company’s Board of Directors who:

●	was a member of the Company’s Board of Directors on the date of the Indenture; or

●
was nominated for election or elected to the Board of Directors with the affirmative vote of at least a majority of the Continuing Directors who were members of the Company’s Board of Directors at the time of the nomination or election.

“Credit Agreement” means the credit agreement dated as of December 21, 2004, among the Company, the Subsidiaries of the Company named therein, the financial institutions from time to time a party thereto and General Electric Capital Corporation, as Administrative Agent, and as amended, restated, supplemented, waived, replaced, restructured, repaid, increased, refunded, refinanced or otherwise modified from time to time (whether or not terminated and whether with the original lenders or otherwise), including any successor or replacement facility extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness under such agreement or increasing the amount of available borrowings thereunder (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refunding, refinancing or other modification thereto, in each case relating to increases in Indebtedness, would be prohibited by the terms of the Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Notes at the time outstanding).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Capital Expenditures” means the positive result, if any, of (A) Capital Expenditures for the relevant period minus (B) Net Available Cash (except to the extent such Net Available Cash is included in Adjusted EBITDA) of any asset sale (net of repayments of Indebtedness therewith) applied pursuant to the covenant described under “—Certain Covenants—Asset Sales” and pursuant to the Asset Sales provisions of the Credit Agreement to finance such Capital Expenditures.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company (other than Disqualified Stock) that is issued for cash (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

“Designated Senior Indebtedness” means (i) the Senior Lender Indebtedness and (ii) any other Senior Indebtedness of the Company with a principal amount in excess of $25.0 million and designated by the Company as Designated Senior Indebtedness.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

●	matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise;

●	is convertible or exchangeable for Indebtedness or Disqualified Stock; or

●	is redeemable at the option of the holder thereof, in whole or in part;

in each case prior to the first anniversary of the maturity date of the Notes; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such first anniversary shall be deemed to be Disqualified Stock; provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability. Notwithstanding any provision to the contrary herein, the Class B common stock of the Company that was exchanged for Additional Notes on June 8, 2010 did not constitute Disqualified Stock. In addition, notwithstanding the third bullet point of this definition, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Limitation on Restricted Payments.”

“Dividend Suspension Period” means any period for which the Interest Coverage Ratio of the Company for the twelve-month period ended on the last day of the most recently ended fiscal quarter for which internal financial statements are available is less than 1.40 to 1.00.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Excess Cash” shall mean, with respect to any period, Adjusted EBITDA of the Company for such period minus the sum (without duplication) of the following, each determined for such period on a consolidated basis:

●	cash interest expense;

●	deferred interest, if any, not otherwise included in the first bullet point;

●	cash income tax expense;

●	Designated Capital Expenditures (except to the extent financed with an incurrence of indebtedness, until such indebtedness is repaid);

●	any item included in the bullet points under the definition of Adjusted EBITDA that reflects a cash payment; and

●
any mandatory prepayment that results in a permanent reduction to the principal amount (or commitments under a revolving facility) of Designated Senior Indebtedness prior to its scheduled maturity (to the extent not included in the clauses contained in the first and second bullet points above); provided that if Senior Indebtedness is Incurred in any such period that replaces Designated Senior Indebtedness previously prepaid or commitments under a revolving facility are increased to previous levels, which prepayment (or reduction in commitments under a revolving facility) resulted in a reduction to Excess Cash pursuant to this clause, Excess Cash shall be increased by an amount up to such previous reduction.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means any guarantee of the obligations of the Company under the Indenture and the Notes by any Person in accordance with the provisions of the Indenture.

“Guarantor” means any Person that Incurs a Guarantee; provided that upon the release or discharge of such Person from its Guarantee in accordance with the Indenture, such Person ceases to be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

●	currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

●	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Trustee’s books.

“IDSs” means the Company’s Income Deposit Securities, whether currently outstanding or as may be issued from time to time.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

●	the principal and premium (if any) of any indebtedness of such Person, whether or not contingent:

●	in respect of borrowed money;

●	evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

●
representing the deferred and unpaid purchase price of any property, which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto;

●	in respect of Capitalized Lease Obligations; or

●	representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

●
to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

●
to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person; provided, further, that any obligation of the Company or any Restricted Subsidiary in respect of (i) minimum guaranteed commissions, or other similar payments, to clients, minimum returns to clients or stop loss limits in favor of clients or indemnification obligations to clients, in each case pursuant to contracts to provide services to clients entered into in the ordinary course of business, and (ii) account credits to participants under the LTIP or any successor or similar compensation plan, shall be deemed not to constitute Indebtedness.

The amount of any Indebtedness outstanding as of any date shall be:

●	the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

●	the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a similar business of nationally recognized standing that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged.

“Interest Coverage Ratio” for any period means the ratio of Adjusted EBITDA to Consolidated Interest Expense for the twelve-month period ended on the last day of any fiscal quarter.

“Investment Grade Securities” means:

●	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

●
debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such rating by such rating organization, or if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries; and

●
investments in any fund that invests exclusively in investments of the type described in the immediately preceding two bullet points which fund may also hold immaterial amounts of cash pending investment and/or distribution.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration (including agreements providing for the adjustment of purchase price) of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

●
“Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

●
any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

“Issue Date” means the first date on which any Notes are authenticated.

“Leverage Ratio” means, with respect to any Person on any date, the ratio of (x) total Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis as of such date (which shall include the average daily balance of Indebtedness under any revolving credit facility during the twelve-month period ended on the last day of the most recently ended fiscal quarter) to (y) the Adjusted EBITDA of such Person for the most recently ended twelve-month period ended on the last day of any fiscal quarter.

In the event that the Company or any of its Restricted Subsidiaries Incurs or redeems any Indebtedness or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Leverage Ratio is being calculated but prior to the event for which the calculation of the Leverage Ratio is made (the “Calculation Date”), then the Leverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated interest coverage obligations and the change in Adjusted EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition or disposition, have discontinued any operation, or have engaged in merger or consolidation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an Officers’ Certificate, to reflect operating expense reductions reasonably expected to result from any acquisition or merger.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“LTIP” means any long-term incentive or similar compensation plan maintained by the Company or its Restricted Subsidiaries.

“Management Group” means the group consisting of the directors, executive officers and other personnel of the Company on the Issue Date.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

●
all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

●
all payments made on any Indebtedness that is secured by any property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

●	all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

●
The deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other considerations received in any other noncash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the clause in the first bullet point of the second paragraph of the covenant described under “—Certain Covenants—Asset Sales”) to be paid as a result of such transaction (including in order to obtain any required consent therefor), and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Notes” means the Company’s 13% senior subordinated notes issued on the date of the Indenture and any Additional Notes unless expressly provided otherwise.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the Holders of the Notes.

“Officer” means the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.

“Pari Passu Indebtedness” means:

●	with respect to the Company, the Notes and any other Indebtedness of the Company, other than Senior Indebtedness, Secured Indebtedness or Subordinated Indebtedness of the Company; and

●	with respect to any Guarantor, its Guarantee and any other Indebtedness of such Guarantor, other than Senior Indebtedness, Secured Indebtedness or Subordinated Indebtedness of such Guarantor.

“Permitted Asset Swap” means any one or more transactions in which the Company or any Restricted Subsidiary exchanges assets for consideration consisting of:

●	assets used or useful in a Similar Business; and

●	any cash or Cash Equivalents, provided that such cash or Cash Equivalents will be considered Net Proceeds from an Asset Sale.

“Permitted Holders” means Seaport Capital and the Management Group.

“Permitted Investments” means:

●	any Investment in the Company or any Restricted Subsidiary;

●	any Investment in Cash Equivalents or Investment Grade Securities;

●
any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is primarily engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

●
any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of the covenant described under “—Certain Covenants—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

●	any Investment existing on the Issue Date;

●	advances to employees not in excess of $1.0 million outstanding at any one time in the aggregate;

●
any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Company of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

●	Hedging Obligations permitted under clause (j) of the covenant described under “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

●
additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this bullet point that are at that time outstanding, not to exceed the greater of 7.5% of Tangible Assets or $5.0 million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

●
loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business, and account credits and payments to participants under the LTIP or any successor or similar compensation plan;

●
Investments the payment for which consists of Equity Interests of the Company (other than Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

●
any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except transactions described in the clauses contained in the second, third and fourth bullet points of such paragraph);

●	Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

●	Guarantees issued in accordance with the covenant described under “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

●
any Investment by Restricted Subsidiaries in other Restricted Subsidiaries and Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries;

●
Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business; and

●
loans to unaffiliated clients made in connection with entering into, renegotiating, renewing or amending contracts to provide services not to exceed $1.0 million in any fiscal year or $3.0 million in aggregate amount at any time outstanding.

“Permitted Junior Securities” shall mean debt or equity securities of the Company or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Company that are subordinated to the payment of all then-outstanding Senior Indebtedness of the Company at least to the same extent that the Notes are subordinated to the payment of all Senior Indebtedness of the Company on the Issue Date, so long as (a) to the extent that any Senior Indebtedness of the Company outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, either (x) the holders of any such Senior Indebtedness not so paid in full have consented to the terms of such plan of reorganization or readjustment or (y) such holders receive securities which constitute Senior Indebtedness and which have been determined by the relevant court to constitute satisfaction in full in cash of any Senior Indebtedness not paid in full in cash, and (b) in the case of debt securities, such debt securities:

●	are unsecured;

●
have no maturity, amortization, sinking fund, repayment or similar payment earlier than one year after the final maturity of all Senior Indebtedness of the Company then outstanding (as such Senior Indebtedness may be modified pursuant to any such reorganization or readjustment);

●
do not require the cash payment of principal, interest or other cash amounts until such time as all Senior Indebtedness of the Company then outstanding (as such Senior Indebtedness may be modified pursuant to any such reorganization or readjustment) has been paid in full in cash or cash equivalents acceptable to holders of such Senior Indebtedness;

●
shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such debt securities than those in effect with respect to the Notes on the Issue Date (or the Senior Indebtedness, after giving effect to such reorganization or readjustment); and

●
to the extent that the same are to be guaranteed, shall only be guaranteed by subsidiaries of the Company that have guaranteed the Senior Indebtedness of the Company (as such Senior Indebtedness may be modified pursuant to any such reorganization or readjustment) and such guarantees shall be subordinated at least to the same extent as the Note Guarantees are subordinated to the payment of all Senior Indebtedness of the Subsidiary Guarantors.

“Permitted Liens” means, with respect to any Person:

(a)
pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(b)
Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(c)	Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(d)
Liens in favor of issuers of performance and surety bonds or bid bonds or completion guarantees or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(e)
minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(f)
Liens securing Indebtedness permitted to be incurred pursuant to clause (d) of the second paragraph of the covenant described under “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(g)
Liens to secure Indebtedness permitted pursuant to clause (a) of the second paragraph of the covenant described under “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(h)	Liens existing on the Issue Date;

(i)
Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(j)
Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(k)
Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(l)	Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(m)
Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances, issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(n)	leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(o)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(p)	Liens in favor of the Company;

(q)	Liens on equipment of the Company granted in the ordinary course of business to the Company’s client at which such equipment is located;

(r)
Liens encumbering deposits made in the ordinary course of business to secure obligations arising from statutory, regulatory, contractual or warranty requirements, including rights of offset and set-off;

(s)	Liens on the Equity Interests of Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries not otherwise prohibited by the Indenture;

(t)
Liens to secure Indebtedness permitted by clause (l) of the second paragraph of the covenant described under “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(u)
Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (g), (h), (i), (j), (k), (l) and (t); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (g), (h), (i), (j), (k), (l) or (t) at the time the original Lien became a Permitted Lien under the Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

“Person” means any individual, corporation, partnership, business trust, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Representative” means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“S&P” means Standard and Poor’s Ratings Group.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

“Seaport Capital” means Seaport Capital Partners II, L.P. and its affiliates.

“Secured Indebtedness” means any Indebtedness of the Company or any Subsidiary secured by a Lien.

“Securities Offering” means any public or private sale of IDSs or common stock or Preferred Stock of the Company (other than Disqualified Stock), other than public offerings with respect to IDSs or the Company’s common stock registered on Form S-8.

“Senior Credit Documents” means the collective reference to the Credit Agreement, the notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto.

“Senior Indebtedness” with respect to the Company or any Guarantor means the Senior Lender Indebtedness and all other Indebtedness of the Company or such Guarantor, including principal and interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Subsidiary of the Company at a rate specified in the applicable Senior Indebtedness, whether or not a claim for post-filing interest is allowed in such proceeding) and other amounts (including make-whole payments, fees, expenses, reimbursement obligations under letters of credit and indemnities) owing in respect thereof, whether outstanding on the Issue Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior, or are subordinated, in right of payment to the Notes or such Guarantor’s Guarantee, as applicable; provided, however, that Senior Indebtedness shall not include, as applicable:

●	any obligation of the Company to any Subsidiary of the Company or of such Guarantor to the Company or any other Subsidiary of the Company;

●	any liability for federal, state, local or other taxes owed or owing by the Company or such Guarantor;

●	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

●	any Indebtedness or obligation of the Company or such Guarantor which is Pari Passu Indebtedness;

●	any obligations with respect to any Capital Stock; and

●
any Indebtedness Incurred in violation of the Indenture, provided that as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause if the holder(s) of such Indebtedness or their representative shall have received an Officers’ Certificate (or representation and warranty) from the Company to the effect that the incurrence of such Indebtedness does not (or in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate the Indenture.

“Senior Lender Indebtedness” means any and all amounts payable under or in respect of the Credit Agreement, the other Senior Credit Documents and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Guarantor, as applicable, whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission.

“Similar Business” means a business, the majority of whose revenues are derived from (a) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased wireline, wireless, digital subscriber line or cable television facilities, (b) the sale or provision of phone cards, “800” services, voice mail, switching, enhanced communications services, telephone directory or telephone number information services or communications network intelligence or (c) any business ancillary or directly related to the businesses referred to in clause (a) or (b); provided that the determination of what constitutes a Similar Business shall be made in good faith by the Board of Directors.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means any Indebtedness of the Company or any Guarantor, the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Guarantee.

“Subsidiary” means, with respect to any Person:

●
any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

●
any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Tangible Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, purchased technology, unamortized debt discount and other like intangible assets, as shown on the most recent balance sheet of the Company.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor, and if at any time there is more than one such party, “Trustee” as used with respect to the securities of any series shall mean the trustee with respect to securities of that series.

“Trust Officer” means:

●
any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject; and

●	who shall have direct responsibility for the administration of the Indenture.

“Unrestricted Subsidiary” means:

●	any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

●	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries; provided further, however, that either:

●	the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

●	if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

●
(1) the Company could Incur $1.00 of additional Indebtedness pursuant to the Leverage Ratio test described under “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or (2) the Leverage Ratio for the Company and its Restricted Subsidiaries would be less than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation; and

●	no Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the Company’s option.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing:

●
the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by

●	the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

PLAN OF DISTRIBUTION

We may offer and sell the IDSs:

●	through underwriters;

●	through dealers;

●	through agents;

●	directly to one or more purchasers; or

●	through some combination of these methods.

We may distribute the IDSs from time to time in one or more transactions:

●	at a fixed price, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

The prospectus supplement with respect to the IDSs being offered will set forth the terms of the offering, including:

●	the names of the underwriters, dealers or agents, if any;

●	the purchase price of the IDSs and the net proceeds to us;

●	any underwriting discounts, agency fees or other compensation payable to underwriters or agents;

●	any over-allotment options under which underwriters may purchase additional IDSs from us;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the IDSs will be listed.

If underwriters are used in the sale, the IDSs will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. If we sell IDSs to underwriters, we will execute an underwriting agreement with them at the time of sale. The IDSs may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. Unless the applicable prospectus supplement specifies otherwise, the obligations of the underwriters or agents to purchase the IDSs will be subject to some conditions. The underwriters will be obligated to purchase all of the offered IDSs if any of the IDSs are purchased. Underwriters may sell the IDSs to or through dealers.

 We may also sell IDSs offered by this prospectus through agents. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

Underwriters or agents could make sales in privately negotiated transactions or through any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933.

If a dealer is utilized in the sale of any IDSs offered by this prospectus, we will sell those IDSs to the dealer, as principal. The dealer may then resell the IDSs to the public at varying prices to be determined by the dealer at the time of resale.

We may also directly sell IDSs offered by this prospectus. In this case, no underwriters, dealers or agents would be involved.

Underwriters, dealers and agents that participate in the distribution of the IDSs offered by this prospectus may be deemed underwriters under the Securities Act of 1933 and any discounts or commissions they receive from us and any profit on their resale of the IDSs may be treated as underwriting discounts and commissions under the Securities Act of 1933.

We are not making an offer of securities in any state, province or other jurisdiction that does not permit such an offer.

If the applicable prospectus supplement so indicates, we will authorize agents, underwriters or dealers to solicit offers by institutions to purchase offered IDSs from us at the public offering price specified in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable trusts and others. These delayed delivery contracts will be subject only to those conditions stated in the prospectus supplement, and the prospectus supplement will specify the commission payable for solicitation of the contracts. The agents, underwriters and dealers will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

Under agreements entered into with us, agents, dealers and underwriters who participate in the distribution of the offered IDSs may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act of 1933 and applicable Canadian securities laws, or to contribution regarding payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Any underwriters to whom we sell IDSs for public offering and sale may make a market in the IDSs, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice.

In connection with an offering of our IDSs, underwriters, dealers or agents may purchase and sell the IDSs in the open market. These transactions may include stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of some bids or purchases for the purpose of preventing or slowing a decline in the market price of the IDSs, and syndicate short positions involve the sale by the underwriters or agents of a greater number of IDSs than they are required to purchase from us in the offering. Underwriters may also impose a penalty bid, which means that the underwriting syndicate may reclaim selling concessions allowed to syndicate members or other broker dealers who sell IDSs in the offering for their account if the syndicate repurchases the IDSs in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the IDSs, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time without notice. These transactions may be effected on any securities exchange on which the IDSs may be listed, in the over-the-counter market or otherwise.

We currently intend to list any IDSs sold pursuant to this prospectus on the NASDAQ Global Market and the Toronto Stock Exchange, which is where our IDSs are currently listed. However, we can give no assurance as to the liquidity or the existence of trading markets for the IDSs.

LEGAL MATTERS

The validity of the IDSs offered hereby, and the shares of our common stock and 13% senior subordinated notes due 2019 represented thereby and the related subsidiary guarantees of the 13% senior subordinated notes due 2019, will be passed upon for us by Dorsey & Whitney LLP, New York, New York. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The financial statements as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO Seidman, LLP, an independent registered public accounting firm (the report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file annual, quarterly and current reports, proxy and information statements and other information with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement or the exhibits and schedules to the registration statement. For further information with respect to our Company and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by reference to such exhibit.

You may read and copy the registration statement, the exhibits and schedules filed as part of the registration statement and the annual, quarterly and current reports, proxy and information statements and other information filed by us with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 (1-800-732-0330). The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The SEC’s website address is http://www.sec.gov. In addition, the registration statement, the exhibits and schedules filed as part of the registration statement and the annual, quarterly and current reports, proxy and information statements and other information filed by us with the SEC are available, free of charge, on our website at http://www.otelcoinc.com. Our website and the information contained on our website are not part of this prospectus.

The SEC allows us to incorporate by reference in this prospectus the information that we file with it, which means that we can disclose important information to you by referring you to certain documents. The incorporated documents are considered part of this prospectus. We incorporate by reference in this prospectus the following documents (other than any portions of the respective documents that were furnished to rather than filed with the SEC):

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 8, 2010;

●	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010 and June 30, 2010, filed with SEC on May 7, 2010 and August 5, 2010, respectively;

●
Current Reports on Form 8-K, filed with the SEC on February 18, 2010 (as amended by a Current Report on Form 8-K/A, filed with the SEC on March 1, 2010), May 14, 2010, June 8, 2010 and August 12, 2010; and

●
The description of IDSs, and the shares of common stock and senior subordinated notes due 2019 represented thereby and the related subsidiary guarantees of the senior subordinated notes due 2019, contained in our registration statement on Form 8-A, filed with the SEC on November 22, 2004, including the amendment to our registration statement on Form 8-A, filed with the SEC on June 27, 2008, and also including any other amendment or report filed for the purpose of updating such description.

We are also incorporating by reference all future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial filing of the registration statement of which this prospectus is a part and before the filing of a post-effective amendment to that registration statement indicating that all securities offered hereunder have been sold or deregistering all securities then remaining unsold; provided, however, that we are not incorporating any information that we furnish to rather than file with the SEC. The most recent information that we file with the SEC will automatically update and supersede more dated information.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this prospectus but which has not been delivered with this prospectus. Any such request may be made by writing or calling us at the following address:

Otelco Inc.
505 Third Avenue East
Oneonta, Alabama 35121
Attention: Chief Financial Officer
Telephone: (205) 625-3574

$56,000,000

Income Deposit Securities

PROSPECTUS

           , 2010

[ADDITIONAL PAGES FOR CANADIAN PROSPECTUS]

Preliminary Short Form Base Shelf Prospectus

No securities regulatory authority has expressed an opinion about these securities and it is an offense to claim otherwise.

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces and territories of Canada (other than the province of Québec) but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.

This short form prospectus is referred to as a base shelf prospectus and has been filed under legislation in each of the provinces and territories of Canada (other than the province of Québec) that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. A Registration Statement on Form S-3 has been filed with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended, with respect to these securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in the provinces and territories of Canada (other than the province of Québec). Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of Otelco Inc. at 505 Third Avenue East, Oneonta, Alabama, U.S.A. 35121 (Telephone (205) 625-3574)) and are also available electronically at http://www.sedar.com.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	October 4, 2010

OTELCO INC.

U.S.$56,000,000 (C$57,204,000)

Income Deposit Securities (IDSs)
representing shares of Common Stock and 13% Senior Subordinated Notes due 2019

We may offer for sale IDSs from time to time, in one or more offerings up to an aggregate offering price of U.S.$56,000,000 (C$57,204,000), or the equivalent thereof at the time of issue, in one or more foreign currencies or composite currencies during the 25-month period that this short form prospectus (the “Prospectus”), including amendments hereto, remains valid. IDSs may be offered at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement (a “Prospectus Supplement”). Each IDS initially represents:

●	one share of our Class A common stock, which we refer to in this Prospectus as our common stock; and

●	a 13% senior subordinated note due 2019 with a $7.50 principal amount.

Holders of IDSs may separate the IDSs into the shares of our common stock and the senior subordinated notes represented thereby at any time. Similarly, any holder of shares of our common stock and our senior subordinated notes may, at any time, combine the applicable number of shares of our common stock and principal amount of our senior subordinated notes to form IDSs.

We will be permitted to defer interest payments on our senior subordinated notes subject to the limitations described in “Description of Senior Subordinated Notes—Maturity and Interest—Interest Deferral”. Our obligations under the senior subordinated notes will be fully and unconditionally guaranteed by certain of our direct and indirect wholly owned subsidiaries.

Upon issuances by us of IDSs or senior subordinated notes of the same series (not in the form of IDSs), a portion of your senior subordinated notes may be automatically exchanged for an identical principal amount of the senior subordinated notes issued in such issuance, and in that event your IDSs will be replaced with new IDSs.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. A Prospectus Supplement containing the specific terms of any offered securities, updated disclosure of earnings coverage ratios, if applicable, and other information relating to the offered securities, will be delivered to prospective purchasers of such offered securities, together with this Prospectus, and will be deemed to be incorporated by reference into this Prospectus for the purpose of securities legislation as of the date of such Prospectus Supplement and only for the purpose of the offering of such offered securities.

The specific terms of any IDSs offered will be described in a Prospectus Supplement including the number of IDSs offered, the offering price and any other specific terms. The Prospectus Supplement may include specific variable terms pertaining to the IDSs that are not within the alternatives and parameters described in this Prospectus.

We may sell IDSs to or through underwriters or dealers and may also offer and sell the IDSs to one or more purchasers directly or through agents. The Prospectus Supplement relating to a particular offering of IDSs will identify each underwriter, dealer or agent engaged in connection with the offering and sale of the IDSs and will set forth the method of distribution of such IDSs, including, to the extent applicable, the proceeds to us and any fees, discounts or other compensation payable to such underwriters, dealers or agents and any other material terms of the plan of distribution.

In connection with any offering of the IDSs, the underwriters, dealers or agents may over-allot or effect transactions which stabilize the market price of the IDSs offered at a higher level than that which might exist in the open market. These transactions may be commenced, interrupted or discontinued at any time. See “Plan of Distribution”.

Our issued and outstanding IDSs are listed on the NASDAQ Global Market (“NASDAQ”) under the symbol “OTT” and on the Toronto Stock Exchange (the “TSX”) under the symbol “OTT.un”. The closing price of our IDSs on October 1, 2010 on NASDAQ and the TSX was U.S.$15.38 and Cdn.$15.86, respectively. The offering is subject to approval of certain legal matters on our behalf by Dorsey & Whitney LLP with respect to matters of U.S. law and by Goodmans LLP with respect to matters of Canadian law.

This Prospectus incorporates the accompanying United States Prospectus (the “U.S. Prospectus”) included in a Registration Statement on a Form S-3 (Registration No. 333-               ) filed by us with the Securities and Exchange Commission in the United States, as well as any documents incorporated by reference in, or that become incorporated by reference in, the U.S. Prospectus.

Investing in our IDSs and the shares of our common stock and senior subordinated notes represented thereby involves risks. See the section under the heading “Risk Factors” on page 1 of the U.S. Prospectus, in any applicable Prospectus Supplement and in our Securities and Exchange Commission filings that are incorporated by reference in this Prospectus.

TABLE OF CONTENTS

SUPPLEMENTAL CANADIAN DISCLOSURE	C-3	STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION	C-6

CURRENCY AND EXCHANGE RATES	C-3	INTERESTS OF EXPERTS	C-6

DOCUMENTS INCORPORATED BY REFERENCE	C-4	AUDITORS, REGISTRAR AND TRANSFER AGENT	C-6

THE COMPANY	C-5	U.S. PROSPECTUS	C-7

NOTICE TO INVESTORS	C-5	CERTIFICATE OF THE COMPANY	C-8

PLAN OF DISTRIBUTION	C-5

SUPPLEMENTAL CANADIAN DISCLOSURE

In accordance with the requirements of applicable securities laws in each province and territory of Canada (other than the province of Québec), the disclosure in the U.S. Prospectus incorporated in this Prospectus is supplemented with the following additional disclosure.

CURRENCY AND EXCHANGE RATES

In this Prospectus, references to “C$”, “Cdn.$” and “Canadian dollars” are to the lawful currency of Canada and references to “$”, “U.S.$” and “U.S. dollars” are to the lawful currency of the United States. Unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in U.S. dollars.

Distributions to Canadian holders of IDSs or senior subordinated notes will be made by us in U.S. dollars only. However, generally these distributions will automatically convert to Canadian dollars upon entering your account. For more information, please contact your financial advisor.

Our financial statements incorporated by reference in this Prospectus are presented in U.S. dollars.

The following table sets forth: (i) the rates of exchange for U.S. dollars, expressed in Canadian dollars, in effect at the end of the periods indicated; (ii) the average exchange rates in effect during such periods; (iii) the high rate of exchange in effect during such periods; and (iv) the low rate of exchange in effect during such periods, such rates (each an “Exchange Rate”), in each case, based on the noon rates of exchange for conversion of one U.S. dollar to Canadian dollars as reported by the Bank of Canada.

	Year Ended December 31,
	2009	2008	2007
Rate at end of period	Cdn.$1.0466	Cdn.$1.2246	Cdn.$0.9881
Average rate for period	1.1420	1.0660	1.0748
High rate for period	1.3000	1.2969	1.1853
Low rate for period	1.0292	0.9719	0.9170

During the period from January 1, 2010 to October 1, 2010, the average, high and low Exchange Rates were Cdn.$1.0355, Cdn.$1.0778 and Cdn.$0.9961, respectively.

On October 1, 2010, the noon rate of exchange as reported by the Bank of Canada for conversion of U.S. dollars into Canadian dollars was U.S.$1.00 = Cdn.$1.0215 (U.S.$0.9790 = Cdn.$1.00).

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in the provinces and territories of Canada (other than the province of Québec). Copies of the documents incorporated herein by reference may be obtained on request without charge from us by contacting us at 505 Third Avenue East, Oneonta, Alabama, U.S.A. 35121 (Telephone (205) 625-3574). These documents are also available through the internet on the System for Electronic Document Analysis and Retrieval (“SEDAR”), which can be accessed at http://www.sedar.com.

We have previously filed the following documents with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada (other than the province of Québec), and specifically incorporate them by reference into this Prospectus:

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 9, 2010 in lieu of an annual information form;

(b)
our audited comparative consolidated financial statements prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) as at and for the fiscal year ended December 31, 2009, together with the auditor’s report thereon and including management’s discussion and analysis of financial condition and results of operations relating thereto;

(c)
our unaudited consolidated financial statements prepared in accordance with U.S. GAAP as at and for the quarterly period ended June 30, 2010, including management’s discussion and analysis of financial condition and results of operations relating thereto;

(d)	our management information circular dated April 13, 2010 prepared and distributed in connection with our annual meeting of stockholders held on May 13, 2010;

(e)	our material change report on Form 8-K dated June 8, 2010 in respect of the entering into by the Company of a Fourth Supplemental Indenture; and

(f)
our material change report on Form 8-K dated August 12, 2010 in respect of the election of Mr. Robert E. Guth as a Class II director of the Company, with a term expiring at the annual meeting of stockholders of the Company to be held in 2012.

Any documents of the type referred to above and information circulars filed by us with a securities commission or any similar regulatory authority in any province or territory of Canada (other than the province of Québec) after the date of this Prospectus and prior to the termination of any offering under this Prospectus shall be deemed to be incorporated by reference into this Prospectus. In addition, any documents incorporated by reference in, or that become incorporated by reference in, the U.S. Prospectus after the date of this Prospectus and prior to the termination of any offering under this Prospectus, are deemed to be incorporated by reference in this Prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for the purposes of this Prospectus, to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to be incorporated by reference in this Prospectus or to constitute a part of this Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that was required to be stated or that was necessary to make a statement not misleading in light of the circumstances in which it was made.

Upon a new Annual Report on Form 10-K (filed in lieu of an annual information form) and the related annual financial statements being filed by us with, and where required, accepted by, the applicable Canadian securities regulatory authorities during the currency of this Prospectus, the previous Annual Report on Form 10-K, including all amendments thereto, the previous annual financial statements and all interim unaudited financial statements (including any management’s discussion and analysis of financial condition and results of operations related thereto), material change reports and information circulars filed prior to the commencement of the financial year in which the new Annual Report on Form 10-K is filed in lieu of an annual information form shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of securities hereunder.

THE COMPANY

We were formed in Delaware in 1998 for the purpose of operating and acquiring rural local exchange carriers, which we refer to in this Prospectus as RLECs. Since 1999, we have acquired ten RLEC businesses, four of which serve contiguous territories in north central Alabama; three of which serve territories adjacent to either Portland or Bangor, Maine; one of which serves a portion of central Missouri; one of which serves southern West Virginia; and one of which serves western Massachusetts. In addition, we acquired two facilities based competitive local exchange carriers, which we refer to in this Prospectus as CLECs, which provide services through most of the state of Maine. Our principal executive offices are located at 505 Third Avenue East, Oneonta, Alabama, U.S.A. 35121, and our telephone number at that address is (205) 625-3574. Additional information regarding us is incorporated by reference into this Prospectus. See “Documents Incorporated by Reference”.

NOTICE TO INVESTORS

Throughout this Prospectus, unless otherwise indicated, all references to GAAP are to U.S. GAAP. Our consolidated financial statements incorporated by reference in this Prospectus have been prepared in accordance with U.S. GAAP which, as applied to us, differs in certain respects from Canadian generally accepted accounting principles.

References in this Prospectus to “Otelco”, “the Company”, “our Company”, “we”, “us” and “our” refer to Otelco Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

We are incorporated, continued or otherwise organized under the laws of a foreign jurisdiction and reside outside of Canada. Although we have appointed Goodmans LLP, 333 Bay Street, Suite 3400, Toronto, Ontario M5H 2S7, as our agent for service of process in Ontario, it may not be possible for investors to collect from us judgments obtained in courts in Canada predicated upon the civil liability provisions of securities legislation.

We and our insiders are exempt from certain statutory financial and reporting requirements under Canadian securities legislation. Consequently, we will file with all of the provincial (other than the province of Québec) and territorial securities commissions (“Canadian securities regulatory authorities”) all documents required to be filed with the Securities and Exchange Commission under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). This means that you will receive copies of disclosure material prepared in accordance with the requirements of the Exchange Act.

PLAN OF DISTRIBUTION

We may designate agents to solicit purchases for the period of their appointment to sell securities on a continuing basis. Unless otherwise indicated in the relevant Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. If underwriters are used for a sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the relevant Prospectus Supplement, the obligations of the underwriters to purchase the securities will be subject to various conditions precedent and the underwriters will be obligated to purchase all the relevant securities offered if any of such securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The agents and/or underwriters will contractually commit not to make any offers or sales of securities in the province of Québec.

Underwriters and agents may, from time to time, purchase and sell the securities described in this Prospectus and the relevant Prospectus Supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities. Only underwriters named in a Prospectus Supplement are deemed to be underwriters in connection with the securities offered thereby, and any discounts or commissions they receive from us and any profit on their resale may be deemed to be underwriting discounts and commissions. We may have agreements with the underwriters, agents and dealers to indemnify them against certain civil liabilities, including liabilities under Canadian securities legislation, or to contribute to payments that they may be required to make in respect thereof.

Underwriters, agents and dealers may engage in transactions with or perform services for us in the ordinary course of their businesses. In connection with any offering of securities, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. These transactions may be commenced, interrupted or discontinued at any time.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal adviser.

INTERESTS OF EXPERTS

None of Dorsey & Whitney LLP, Goodmans LLP and BDO Seidman, LLP, each of whose profession or business gives authority to a statement made by such person and each of whom is named in this Prospectus or in a document that is specifically incorporated by reference into this Prospectus as having prepared or certified a part of this Prospectus, has received or shall receive a direct or indirect interest in our property or any property of any of our associates or affiliates. As at the date hereof, the partners and associates of each of the foregoing firms beneficially own, directly or indirectly, less than one percent of our securities and the securities of our associates and affiliates. In addition, none of the aforementioned persons or companies, nor any director, partner, officer or employee of any of the aforementioned persons or companies, is or is expected to be elected, appointed or employed as a director, officer or employee of us or of any of our associates or affiliates. See “Legal Matters” and “Experts”.

AUDITORS, REGISTRAR AND TRANSFER AGENT

Our auditors are BDO Seidman, LLP, independent registered public accounting firm, located at 1100 Peachtree Street NE, Suite 700, Atlanta, Georgia, U.S.A. 30309–4516. The financial statements as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO Seidman, LLP, an independent registered public accounting firm (the report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The transfer agent for the IDSs is Wells Fargo Bank, National Association, at its principal office in South St. Paul, Minnesota, U.S.A. Pacific Company Trust Company will act as agent at its office in Toronto, Ontario for the IDS transfer agent and will accept and forward information to Wells Fargo Bank, National Association, as IDS transfer agent.

The transfer agent and registrar for the shares of our common stock represented by the IDSs is Wells Fargo Bank, National Association, at its principal office in South St. Paul, Minnesota, U.S.A. Pacific Company Trust Company will act as agent at its office in Toronto, Ontario for the transfer agent and registrar of the common stock and will accept and forward information to Wells Fargo Bank, National Association, as transfer agent and registrar.

Wells Fargo Bank, National Association will act as trustee and transfer agent under the indenture for the senior subordinated notes at its principal office in South St. Paul, Minnesota, U.S.A. Pacific Company Trust Company will act as agent for the trustee and transfer agent at its office in Toronto, Ontario and will accept and forward information to Wells Fargo Bank, National Association, as trustee and transfer agent.

U.S. PROSPECTUS

Attached is the U.S. Prospectus which is deemed to form a part of this Prospectus.

CERTIFICATE OF OTELCO INC.

Dated:  October 4, 2010

This short form prospectus, together with the documents incorporated in this prospectus by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by the securities legislation of each of the provinces and territories of Canada (other than the province of Québec).

(Signed) Michael D. Weaver	(Signed) Curtis L. Garner, Jr.
President and Chief Executive Officer	Chief Financial Officer

On behalf of the Board of Directors

(Signed) Stephen P. McCall	(Signed) Howard J. Haug
Director	Director

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the issuance and distribution of the IDSs being registered. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$3,993
Canadian filing fees	19,500
Toronto Stock Exchange listing fees	103,000
Printing expenses	150,000
Legal fees and expenses	500,000
Accounting fees and expenses	150,000
Trustee fees	6,000
Transfer agent and registrar fees	15,000
Financial advisory fees and expenses	150,000
Miscellaneous fees and expenses	15,507
Total	$1,113,000

Item 15. Indemnification of Directors and Officers.

Otelco Inc., Communications Design Acquisition Corporation, CRC Communications of Maine, Inc., Mid-Missouri Holding Corp. and Saco River Telegraph and Telephone Company. Each of Otelco Inc., Communications Design Acquisition Corporation, CRC Communications of Maine, Inc., Mid-Missouri Holding Corp. and Saco River Telegraph and Telephone Company is a corporation incorporated under the laws of the State of Delaware. Section 145(a) of the Delaware General Corporation Law, which we refer to in this registration statement as the DGCL, provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of Section 145 of the DGCL provide that:

1.
to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (a) or (b) of Section 145 of the DGCL or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith;

2.
the indemnification and advancement of expenses provided for pursuant to Section 145 of the DGCL shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

3.
the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of Otelco Inc. under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Otelco Inc.’s certificate of incorporation provides, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, it will indemnify any and all of its officers and directors. Otelco Inc. has entered into indemnification agreements with its officers and directors. Otelco Inc. may, in its discretion, similarly indemnify its employees and agents. Otelco Inc.’s certificate of incorporation also relieves its directors from monetary damages to Otelco Inc. or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions of the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends or (v) for any transactions from which the director derived an improper personal benefit.

Otelco Inc. maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of Otelco Inc. As used in the previous sentence, the term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of Otelco Inc., and whether civil, criminal, administrative, investigative or otherwise.

The by-laws of each of Communications Design Acquisition Corporation, CRC Communications of Maine, Inc., Mid-Missouri Holding Corp. and Saco River Telegraph and Telephone Company generally provide for the indemnification of its directors and officers in accordance with and under the circumstances permitted by Section 145 of the DGCL.

Otelco Telecommunications LLC and Otelco Telephone LLC. Each of Otelco Telecommunications LLC and Otelco Telephone LLC is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement. The agreements of each of these limited liability companies generally provide for the indemnification of its directors and officers in accordance with, and under the circumstances permitted by, Section 18-108 of the Delaware Limited Liability Company Act.

Imagination, Inc. Imagination, Inc. is a corporation incorporated under the laws of the State of Missouri. Section 351.355 of the General and Business Corporation Law of Missouri provides that a Missouri corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was serving as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been found liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the finding of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Where an officer or director is successful on the merits or otherwise in defense of any proceeding referred to above, the corporation must indemnify him or her against the expenses which he or she has actually and reasonably incurred, unless otherwise provided in the corporation’s articles of incorporation or by-laws.

The by-laws of Imagination, Inc. generally provide for the indemnification of its directors and officers in accordance with and under the circumstances permitted by Section 351.355 of the General and Business Corporation Law of Missouri.

Blountsville Telephone Company, Inc., Brindlee Mountain Telephone Company and Hopper Telecommunications Company, Inc. Each of Blountsville Telephone Company, Inc., Brindlee Mountain Telephone Company and Hopper Telecommunications Company, Inc. is a corporation incorporated under the laws of the State of Alabama. Sections 10-2B-8.50 through 10-2B-8.58 of the Alabama Business Corporation Act generally provide that an Alabama corporation may indemnify an individual made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, because he or she is or was a director, officer, employee or agent of the corporation (or is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses (including counsel fees) incurred in the action, suit or proceeding if (i) the individual conducted himself or herself in good faith, (ii) such individual reasonably believed that, in the case of conduct in his or her official capacity with the corporation, his or her conduct was in the best interest of the corporation or that, in all other cases, his or her conduct was not opposed to the corporation’s best interest and (iii) in the case of a criminal proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

The by-laws of each of Blountsville Telephone Company, Inc., Brindlee Mountain Telephone Company and Hopper Telecommunications Company, Inc. generally provide for the indemnification of its directors and officers in accordance with and under the circumstances permitted by Sections 10-2B-8.50 through 10-2B-8.58 of the Alabama Business Corporation Act.

Mid-Maine TelPlus and The Pine Tree Telephone and Telegraph Company. Each of Mid-Maine TelPlus and The Pine Tree Telephone and Telegraph Company is a corporation incorporated under the laws of the State of Maine. Section 852 of the Maine Business Corporation Act generally provides that a Maine corporation may indemnify an individual who is a party to a proceeding because that individual is a director of the corporation against liability incurred in the proceeding if (A) the following criteria are met: (1) the individual’s conduct was in good faith; (2) the individual reasonably believed, (i) in the case of conduct in the individual’s official capacity, that the individual’s conduct was in the best interests of the corporation and, (ii) in all other cases, that the individual’s conduct was at least not opposed to the best interests of the corporation; and, (3) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful; or (B) the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the corporation’s articles of incorporation. Section 857 of the Maine Business Corporation Act generally provides that a Maine corporation may indemnify an officer of the corporation who is a party to a proceeding because the officer is an officer of the corporation to the same extent as a director, and, if the officer is an officer but not a director, to such further extent as may be provided by the corporation’s articles of incorporation or by-laws, board resolution or a contract, except for (x) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding or (y) liability arising out of conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders or an intentional violation of criminal law.

The by-laws of each of Mid-Maine TelPlus and The Pine Tee Telephone and Telegraph Company generally provide for the indemnification of its directors and officers in accordance with and under the circumstances permitted by Sections 852 and 857 of the Maine Business Corporation Act.

The Granby Telephone & Telegraph Co. of Mass. The Granby Telephone & Telegraph Co. of Mass. is a corporation incorporated under the laws of the Commonwealth of Massachusetts. Section 8.51 of the Massachusetts Business Corporation Act, which we refer to in this registration statement as the MBCA, permits a Massachusetts corporation to indemnify a director of the corporation against liability if the director: (1)(i) conducted himself or herself in good faith, (ii) reasonably believed his or her conduct was in, or at least not opposed to, the best interests of the corporation and, (iii) in the case of a criminal proceeding, had no reason to believe his or her conduct was unlawful; or (2) engaged in conduct for which indemnification is provided for under the corporation’s articles of organization. Under Section 8.52 of the MBCA, Massachusetts corporations are required to indemnify the reasonable expenses of directors who are wholly successful in the defense of proceedings to which they were a party because they are a director of the corporation. Section 8.56 of the MBCA permits a Massachusetts corporation to indemnify an officer of the corporation to the same extent as a director, and if such officer is not a director of the corporation, to such further extent as may be provided by the corporation’s articles of organization or by-laws, board resolution or contract; provided that officers may not be indemnified for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Subsection (c) of Section 8.56 of the MBCA provides that an officer of a Massachusetts corporation who is not a director is entitled to mandatory indemnification under Section 8.52 of the MBCA to the same extent as a director.

The by-laws of The Granby Telephone & Telegraph Co. of Mass. generally provide for the indemnification of its directors and officers in accordance with and under the circumstances permitted by Sections 8.51, 8.52 and 8.56 of the MBCA.

Item 16. Exhibits.

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement

3.1		Certificate of Incorporation of Otelco Inc. (filed as Exhibit 3.1 to Otelco Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference)

3.2		Third Amended and Restated By-laws of Otelco Inc. (filed as Exhibit 3.2 to Otelco Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference)

3.3
Amended and Restated Articles of Incorporation of Blountsville Telephone Company, Inc. (filed as Exhibit 3.17 to Amendment No. 4 to Otelco Inc.’s Registration Statement on Form S-1 (Registration No. 333-115341) filed with the Securities and Exchange Commission on November 4, 2004 and incorporated herein by reference)

3.4
Amended and Restated Bylaws of Blountsville Telephone Company, Inc. (filed as Exhibit 3.18 to Amendment No. 4 to Otelco Inc.’s Registration Statement on Form S-1 (Registration No. 333-115341) filed with the Securities and Exchange Commission on November 4, 2004 and incorporated herein by reference)

3.5
Second Amended and Restated Articles of Incorporation of Brindlee Mountain Telephone Company (filed as Exhibit 3.13 to Amendment No. 4 to Otelco Inc.’s Registration Statement on Form S-1 (Registration No. 333-115341) filed with the Securities and Exchange Commission on November 4, 2004 and incorporated herein by reference)

3.6
Amended and Restated Bylaws of Brindlee Mountain Telephone Company (filed as Exhibit 3.14 to Amendment No. 4 to Otelco Inc.’s Registration Statement on Form S-1 (Registration No. 333-115341) filed with the Securities and Exchange Commission on November 4, 2004 and incorporated herein by reference)

3.7
Certificate of Incorporation of Communications Design Acquisition Corporation (filed as Exhibit 3.7 to Otelco Inc.’s Registration Statement on Form S-4 (Registration No. 333-165485) filed with the Securities and Exchange Commission on March 15, 2010 and incorporated herein by reference)

3.8
Bylaws of Communications Design Acquisition Corporation (filed as Exhibit 3.8 to Otelco Inc.’s Registration Statement on Form S-4 (Registration No. 333-165485) filed with the Securities and Exchange Commission on March 15, 2010 and incorporated herein by reference)

Exhibit No.	Description
3.9
Certification of Incorporation of CRC Communications of Maine, Inc. (filed as Exhibit 3.9 to Otelco Inc.’s Registration Statement on Form S-4 (Registration No. 333-165485) filed with the Securities and Exchange Commission on March 15, 2010 and incorporated herein by reference)

3.10
Bylaws of CRC Communications of Maine, Inc. (filed as Exhibit 3.10 to Otelco Inc.’s Registration Statement on Form S-4 (Registration No. 333-165485) filed with the Securities and Exchange Commission on March 15, 2010 and incorporated herein by reference)

3.11
Amended and Restated Articles of Incorporation of Hopper Telecommunications Company, Inc. (filed as Exhibit 3.11 to Amendment No. 4 to Otelco Inc.’s Registration Statement on Form S-1 (Registration No. 333-115341) filed with the Securities and Exchange Commission on November 4, 2004 and incorporated herein by reference)

3.12
Amended and Restated Bylaws of Hopper Telecommunications Company, Inc. (filed as Exhibit 3.12 to Amendment No. 4 to Otelco Inc.’s Registration Statement on Form S-1 (Registration No. 333-115341) filed with the Securities and Exchange Commission on November 4, 2004 and incorporated herein by reference)

3.13
Amended and Restated Articles of Incorporation of Imagination, Inc. (filed as Exhibit 3.25 to Otelco Inc.’s Registration Statement on Form S-3 (Registration No. 333-142586) filed with the Securities and Exchange Commission on May 3, 2007 and incorporated herein by reference)

3.14
Amended and Restated By-laws of Imagination, Inc. (filed as Exhibit 3.26 to Otelco Inc.’s Registration Statement on Form S-3 (Registration No. 333-142586) filed with the Securities and Exchange Commission on May 3, 2007 and incorporated herein by reference)

3.15
Articles of Incorporation of Mid-Maine TelPlus (filed as Exhibit 3.21 to Otelco Inc.’s Registration Statement on Form S-3 (Registration No. 333-142586) filed with the Securities and Exchange Commission on May 3, 2007 and incorporated herein by reference)

3.16
Bylaws of Mid-Maine TelPlus (filed as Exhibit 3.22 to Otelco Inc.’s Registration Statement on Form S-3 (Registration No. 333-142586) filed with the Securities and Exchange Commission on May 3, 2007 and incorporated herein by reference)

3.17
Amended and Restated Certificate of Incorporation of Mid-Missouri Holding Corp. (filed as Exhibit 3.23 to Otelco Inc.’s Registration Statement on Form S-3 (Registration No. 333-142586) filed with the Securities and Exchange Commission on May 3, 2007 and incorporated herein by reference)

3.18
Bylaws of Mid-Missouri Holding Corp. (filed as Exhibit 3.24 to Otelco Inc.’s Registration Statement on Form S-3 (Registration No. 333-142586) filed with the Securities and Exchange Commission on May 3, 2007 and incorporated herein by reference)

3.19
Certificate of Formation of Otelco Telecommunications LLC (filed as Exhibit 3.3 to Amendment No. 4 to Otelco Inc.’s Registration Statement on Form S-1 (Registration No. 333-115341) filed with the Securities and Exchange Commission on November 4, 2004 and incorporated herein by reference)

3.20
Third Amended and Restated Operating Agreement of Otelco Telecommunications LLC (filed as Exhibit 3.4 to Amendment No. 4 to Otelco Inc.’s Registration Statement on Form S-1 (Registration No. 333-115341) filed with the Securities and Exchange Commission on November 4, 2004 and incorporated herein by reference)

3.21
Certificate of Formation of Otelco Telephone LLC (filed as Exhibit 3.5 to Amendment No. 4 to Otelco Inc.’s Registration Statement on Form S-1 (Registration No. 333-115341) filed with the Securities and Exchange Commission on November 4, 2004 and incorporated herein by reference)

3.22
Third Amended and Restated Operating Agreement of Otelco Telephone LLC (filed as Exhibit 3.6 to Amendment No. 4 to Otelco Inc.’s Registration Statement on Form S-1 (Registration No. 333-115341) filed with the Securities and Exchange Commission on November 4, 2004 and incorporated herein by reference)

3.23
Certificate of Incorporation, as amended, of Saco River Telegraph and Telephone Company (filed as Exhibit 3.23 to Otelco Inc.’s Registration Statement on Form S-4 (Registration No. 333-165485) filed with the Securities and Exchange Commission on March 15, 2010 and incorporated herein by reference)

3.24
Bylaws of Saco River Telegraph and Telephone Company (filed as Exhibit 3.24 to Otelco Inc.’s Registration Statement on Form S-4 (Registration No. 333-165485) filed with the Securities and Exchange Commission on March 15, 2010 and incorporated herein by reference)

Exhibit No.		Description
3.25
Restated Articles of Organization of The Granby Telephone & Telegraph Co. of Mass. (filed as Exhibit 3.25 to Otelco Inc.’s Registration Statement on Form S-4 (Registration No. 333-165485) filed with the Securities and Exchange Commission on March 15, 2010 and incorporated herein by reference)

3.26
Amended and Restated Bylaws of The Granby Telephone & Telegraph Co. of Mass. (filed as Exhibit 3.26 to Otelco Inc.’s Registration Statement on Form S-4 (Registration No. 333-165485) filed with the Securities and Exchange Commission on March 15, 2010 and incorporated herein by reference)

3.27
Restated Articles of Incorporation of The Pine Tree Telephone and Telegraph Company (filed as Exhibit 3.27 to Otelco Inc.’s Registration Statement on Form S-4 (Registration No. 333-165485) filed with the Securities and Exchange Commission on March 15, 2010 and incorporated herein by reference)

3.28
Amended and Restated Bylaws of The Pine Tree Telephone and Telegraph Company (filed as Exhibit 3.28 to Otelco Inc.’s Registration Statement on Form S-4 (Registration No. 333-165485) filed with the Securities and Exchange Commission on March 15, 2010 and incorporated herein by reference)

4.1
Indenture among Otelco Inc., each subsidiary listed on the signature pages thereto and Wells Fargo Bank, National Association, as trustee, relating to Otelco Inc.’s 13% Senior Subordinated Notes due 2019, dated as of December 21, 2004 (filed as Exhibit 4.1 to Otelco Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference)

4.2
Supplemental Indenture, dated as of July 3, 2006, by and among Mid-Maine Communications, Inc., Mid-Maine TelPlus, Otelco Inc., the existing guarantors listed on the signature pages thereto and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 10.2 to Otelco Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2006 and incorporated herein by reference)

4.3
Second Supplemental Indenture, dated as of July 5, 2007, by and among Otelco Inc., certain of its subsidiaries and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.1 to Otelco Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2007 and incorporated herein by reference)

4.4
Third Supplemental Indenture, dated as of October 31, 2008, by and among Otelco Inc., War Holdings, Inc., Pine Tree Holdings, Inc., The Pine Tree Telephone and Telegraph Company, CRC Communications of Maine, Inc., Saco River Telegraph and Telephone Company, Communications Design Acquisition Corporation, Granby Holdings, Inc., The Granby Telephone & Telegraph Co. of Mass., the existing guarantors listed on the signature pages thereto and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.4 to Otelco Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference)

4.5
Fourth Supplemental Indenture, dated as of June 8, 2010, by and among Otelco Inc., each subsidiary listed on the signature pages thereto and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.1 to Otelco Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2010 and incorporated herein by reference)

4.6	*	Form of Supplemental Indenture

4.7		Form of 13% Senior Subordinated Note due 2019 (included in Exhibit 4.1)

4.8
Form of stock certificate for Class A common stock (filed as Exhibit 4.4 to Amendment No. 4 to Otelco Inc.’s Registration Statement on Form S-1 (Registration No. 333-115341) filed with the Securities and Exchange Commission on November 4, 2004 and incorporated herein by reference)

4.9
Form of global Income Deposit Security (filed as Exhibit 4.5 to Amendment No. 4 to Otelco Inc.’s Registration Statement on Form S-1 (Registration No. 333-115341) filed with the Securities and Exchange Commission on November 4, 2004 and incorporated herein by reference)

5.1	†	Opinion of Dorsey & Whitney LLP

8.1	*	Opinion of Dorsey & Whitney LLP

10.1
Long-term Incentive Compensation Plan approved May 12, 2005 (filed as Exhibit 10.4 to Otelco Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 and incorporated herein by reference)

10.2
Employment Agreement, dated as of July 3, 2006, between Mid-Maine Communications, Inc. and Nicholas A. Winchester (filed as Exhibit 10.3 to Otelco Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2006 and incorporated herein by reference)

Exhibit No.		Description
10.3
Employment Agreement, dated as of August 24, 2006, between Otelco Inc. and Dennis Andrews (filed as Exhibit 10.1 to Otelco Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 29, 2006 and incorporated herein by reference)

10.4
Employment Agreement, dated as of November 15, 2006, between Otelco Inc. and Gary B. Romig (filed as Exhibit 10.1 to Otelco Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2006 and incorporated herein by reference)

10.5
Employment Agreement, dated as of November 15, 2006, between Otelco Inc. and Jerry C. Boles (filed as Exhibit 10.2 to Otelco Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2006 and incorporated herein by reference)

10.6
Second Amended and Restated Credit Agreement, dated as of October 20, 2008, by and among Otelco Inc. and the other credit party signatories thereto and General Electric Capital Corporation, as a lender and as an agent for the lenders, and the other lenders from time to time party thereto (filed as Exhibit 10.1 to Otelco Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2008 and incorporated herein by reference)

10.7
Amendment, dated as of December 17, 2008, to the Employment Agreement, dated as of August 24, 2006, between Otelco Inc. and Dennis Andrews (filed as Exhibit 10.10 to Otelco Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference)

10.8
Amendment, dated as of December 17, 2008, to the Employment Agreement, dated as of November 15, 2006, between Otelco Inc. and Jerry C. Boles (filed as Exhibit 10.11 to Otelco Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference)

10.9
Amendment, dated as of December 18, 2008, to the Employment Agreement, dated as of November 15, 2006, between Otelco Inc. and Gary B. Romig (filed as Exhibit 10.12 to Otelco Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference)

10.10
Amendment, dated as of December 31, 2008, to the Employment Agreement, dated as of July 3, 2006, between Mid-Maine Communications, Inc. and Nicholas A. Winchester (filed as Exhibit 10.16 to Otelco Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference)

10.11
Amended and Restated Employment Agreement, dated as of March 11, 2009, among Otelco Inc. and Michael Weaver (filed as Exhibit 10.1 to Otelco Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2009 and incorporated herein by reference)

10.12
Amended and Restated Employment Agreement, dated as of March 11, 2009, among Otelco Inc. and Curtis L. Garner, Jr. (filed as Exhibit 10.2 to Otelco Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2009 and incorporated herein by reference)

10.13
Amended and Restated Employment Agreement, dated as of April 27, 2009, by and between Otelco Inc. and Robert Souza (filed as Exhibit 10.1 to Otelco Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 28, 2009 and incorporated herein by reference)

10.14
Executive Long Term Incentive Plan, approved May 12, 2009 (filed as Exhibit 10.1 to Otelco Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 14, 2009 and incorporated herein by reference)

10.15
Amendment, dated as of March 5, 2010, to the Amended and Restated Employment Agreement, dated as of March 11, 2009, between Otelco Inc. and Michael D. Weaver (filed as Exhibit 10.13 to Otelco Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009 and incorporated herein by reference)

10.16
Amendment, dated as of March 5, 2010, to the Amended and Restated Employment Agreement, dated as of March 11, 2009, between Otelco Inc. and Curtis L. Garner, Jr. (filed as Exhibit 10.14 to Otelco Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009 and incorporated herein by reference)

12.1	†	Computation of Ratio of Earnings to Fixed Charges

23.1	†	Consent of BDO USA, LLP (formerly known as BDO Seidman, LLP), Independent Registered Public Accounting Firm

23.2	†	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

23.3	*	Consent of Financial Advisory Firm

24.1	†	Power of Attorney (included on signature pages hereto)

25.1	*	Form T-1 Statement of Eligibility of Trustee

* To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

† Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)   The undersigned registrant hereby further undertakes that:

(i)       For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)      For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneonta, State of Alabama, on October 4, 2010.

OTELCO INC.

By:	/s/ Michael D. Weaver
Name: Michael D. Weaver
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Michael D. Weaver and Curtis L. Garner, Jr. his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael D. Weaver	President, Chief Executive Officer and Director (principal executive officer)	October 4, 2010
Michael D. Weaver

/s/ Curtis L. Garner, Jr.	Chief Financial Officer (principal financial and accounting officer)	October 4, 2010
Curtis L. Garner, Jr.

/s/ William Bak	Director	October 4, 2010
William Bak

/s/ Robert E. Guth	Director	October 4, 2010
Robert E. Guth

/s/ Howard J. Haug	Director	October 4, 2010
Howard J. Haug

/s/ John P. Kunz	Director	October 4, 2010
John P. Kunz

/s/ Stephen P. McCall	Director	October 4, 2010
Stephen P. McCall

/s/ Andrew Meyers	Director	October 4, 2010
Andrew Meyers

/s/ William F. Reddersen	Director	October 4, 2010
William F. Reddersen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneonta, State of Alabama, on October 4, 2010.

BLOUNTSVILLE TELEPHONE COMPANY, INC.

By:	/s/ Michael D. Weaver
Name: Michael D. Weaver
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Michael D. Weaver and Curtis L. Garner, Jr. his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael D. Weaver	President, Chief Executive Officer and Director (principal executive officer)	October 4, 2010
Michael D. Weaver

/s/ Curtis L. Garner, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)	October 4, 2010
Curtis L. Garner, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneonta, State of Alabama, on October 4, 2010.

BRINDLEE MOUNTAIN TELEPHONE COMPANY

By:	/s/ Michael D. Weaver
Name: Michael D. Weaver
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Michael D. Weaver and Curtis L. Garner, Jr. his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael D. Weaver	President, Chief Executive Officer and Director (principal executive officer)	October 4, 2010
Michael D. Weaver

/s/ Curtis L. Garner, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)	October 4, 2010
Curtis L. Garner, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneonta, State of Alabama, on October 4, 2010.

COMMUNICATIONS DESIGN ACQUISITION CORPORATION

By:	/s/ Michael D. Weaver
Name: Michael D. Weaver
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Michael D. Weaver and Curtis L. Garner, Jr. his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael D. Weaver	President, Chief Executive Officer and Director (principal executive officer)	October 4, 2010
Michael D. Weaver

/s/ Curtis L. Garner, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)	October 4, 2010
Curtis L. Garner, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneonta, State of Alabama, on October 4, 2010.

CRC COMMUNICATIONS OF MAINE, INC.

By:	/s/ Michael D. Weaver
Name: Michael D. Weaver
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Michael D. Weaver and Curtis L. Garner, Jr. his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael D. Weaver	President, Chief Executive Officer and Director (principal executive officer)	October 4, 2010
Michael D. Weaver

/s/ Curtis L. Garner, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)	October 4, 2010
Curtis L. Garner, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneonta, State of Alabama, on October 4, 2010.

HOPPER TELECOMMUNICATIONS COMPANY, INC.

By:	/s/ Michael D. Weaver
Name: Michael D. Weaver
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Michael D. Weaver and Curtis L. Garner, Jr. his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael D. Weaver	President, Chief Executive Officer and Director (principal executive officer)	October 4, 2010
Michael D. Weaver

/s/ Curtis L. Garner, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)	October 4, 2010
Curtis L. Garner, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneonta, State of Alabama, on October 4, 2010.

IMAGINATION, INC.

By:	/s/ Michael D. Weaver
Name: Michael D. Weaver
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Michael D. Weaver and Curtis L. Garner, Jr. his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael D. Weaver	President, Chief Executive Officer and Director (principal executive officer)	October 4, 2010
Michael D. Weaver

/s/ Curtis L. Garner, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)	October 4, 2010
Curtis L. Garner, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneonta, State of Alabama, on October 4, 2010.

MID-MAINE TELPLUS

By:	/s/ Michael D. Weaver
Name: Michael D. Weaver
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Michael D. Weaver and Curtis L. Garner, Jr. his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael D. Weaver	President, Chief Executive Officer and Director (principal executive officer)	October 4, 2010
Michael D. Weaver

/s/ Curtis L. Garner, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)	October 4, 2010
Curtis L. Garner, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneonta, State of Alabama, on October 4, 2010.

MID-MISSOURI HOLDING CORP.

By:	/s/ Michael D. Weaver
Name: Michael D. Weaver
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Michael D. Weaver and Curtis L. Garner, Jr. his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael D. Weaver	President, Chief Executive Officer and Director (principal executive officer)	October 4, 2010
Michael D. Weaver

/s/ Curtis L. Garner, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)	October 4, 2010
Curtis L. Garner, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneonta, State of Alabama, on October 4, 2010.

OTELCO TELECOMMUNICATIONS LLC

By:	/s/ Michael D. Weaver
Name: Michael D. Weaver
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Michael D. Weaver and Curtis L. Garner, Jr. his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael D. Weaver	President, Chief Executive Officer and Director (principal executive officer)	October 4, 2010
Michael D. Weaver

/s/ Curtis L. Garner, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)	October 4, 2010
Curtis L. Garner, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneonta, State of Alabama, on October 4, 2010.

OTELCO TELEPHONE LLC

By:	/s/ Michael D. Weaver
Name: Michael D. Weaver
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Michael D. Weaver and Curtis L. Garner, Jr. his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael D. Weaver	President, Chief Executive Officer and Director (principal executive officer)	October 4, 2010
Michael D. Weaver

/s/ Curtis L. Garner, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)	October 4, 2010
Curtis L. Garner, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneonta, State of Alabama, on October 4, 2010.

SACO RIVER TELEGRAPH AND TELEPHONE COMPANY

By:	/s/ Michael D. Weaver
Name: Michael D. Weaver
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Michael D. Weaver and Curtis L. Garner, Jr. his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael D. Weaver	President, Chief Executive Officer and Director (principal executive officer)	October 4, 2010
Michael D. Weaver

/s/ Curtis L. Garner, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)	October 4, 2010
Curtis L. Garner, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneonta, State of Alabama, on October 4, 2010.

THE GRANBY TELEPHONE & TELEGRAPH CO. OF MASS.

By:	/s/ Michael D. Weaver
Name: Michael D. Weaver
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Michael D. Weaver and Curtis L. Garner, Jr. his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael D. Weaver	President, Chief Executive Officer and Director (principal executive officer)	October 4, 2010
Michael D. Weaver

/s/ Curtis L. Garner, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)	October 4, 2010
Curtis L. Garner, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneonta, State of Alabama, on October 4, 2010.

THE PINE TREE TELEPHONE AND TELEGRAPH COMPANY

By:	/s/ Michael D. Weaver
Name: Michael D. Weaver
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Michael D. Weaver and Curtis L. Garner, Jr. his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael D. Weaver	President, Chief Executive Officer and Director (principal executive officer)	October 4, 2010
Michael D. Weaver

/s/ Curtis L. Garner, Jr.	Chief Financial Officer and Director (principal financial and accounting officer)	October 4, 2010
Curtis L. Garner, Jr.

EXHIBIT INDEX

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement

3.1		Certificate of Incorporation of Otelco Inc. (filed as Exhibit 3.1 to Otelco Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference)

3.2		Third Amended and Restated By-laws of Otelco Inc. (filed as Exhibit 3.2 to Otelco Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference)

3.3
Amended and Restated Articles of Incorporation of Blountsville Telephone Company, Inc. (filed as Exhibit 3.17 to Amendment No. 4 to Otelco Inc.’s Registration Statement on Form S-1 (Registration No. 333-115341) filed with the Securities and Exchange Commission on November 4, 2004 and incorporated herein by reference)

3.4
Amended and Restated Bylaws of Blountsville Telephone Company, Inc. (filed as Exhibit 3.18 to Amendment No. 4 to Otelco Inc.’s Registration Statement on Form S-1 (Registration No. 333-115341) filed with the Securities and Exchange Commission on November 4, 2004 and incorporated herein by reference)

3.5
Second Amended and Restated Articles of Incorporation of Brindlee Mountain Telephone Company (filed as Exhibit 3.13 to Amendment No. 4 to Otelco Inc.’s Registration Statement on Form S-1 (Registration No. 333-115341) filed with the Securities and Exchange Commission on November 4, 2004 and incorporated herein by reference)

3.6
Amended and Restated Bylaws of Brindlee Mountain Telephone Company (filed as Exhibit 3.14 to Amendment No. 4 to Otelco Inc.’s Registration Statement on Form S-1 (Registration No. 333-115341) filed with the Securities and Exchange Commission on November 4, 2004 and incorporated herein by reference)

3.7
Certificate of Incorporation of Communications Design Acquisition Corporation (filed as Exhibit 3.7 to Otelco Inc.’s Registration Statement on Form S-4 (Registration No. 333-165485) filed with the Securities and Exchange Commission on March 15, 2010 and incorporated herein by reference)

3.8
Bylaws of Communications Design Acquisition Corporation (filed as Exhibit 3.8 to Otelco Inc.’s Registration Statement on Form S-4 (Registration No. 333-165485) filed with the Securities and Exchange Commission on March 15, 2010 and incorporated herein by reference)

3.9
Certification of Incorporation of CRC Communications of Maine, Inc. (filed as Exhibit 3.9 to Otelco Inc.’s Registration Statement on Form S-4 (Registration No. 333-165485) filed with the Securities and Exchange Commission on March 15, 2010 and incorporated herein by reference)

3.10
Bylaws of CRC Communications of Maine, Inc. (filed as Exhibit 3.10 to Otelco Inc.’s Registration Statement on Form S-4 (Registration No. 333-165485) filed with the Securities and Exchange Commission on March 15, 2010 and incorporated herein by reference)

3.11
Amended and Restated Articles of Incorporation of Hopper Telecommunications Company, Inc. (filed as Exhibit 3.11 to Amendment No. 4 to Otelco Inc.’s Registration Statement on Form S-1 (Registration No. 333-115341) filed with the Securities and Exchange Commission on November 4, 2004 and incorporated herein by reference)

3.12
Amended and Restated Bylaws of Hopper Telecommunications Company, Inc. (filed as Exhibit 3.12 to Amendment No. 4 to Otelco Inc.’s Registration Statement on Form S-1 (Registration No. 333-115341) filed with the Securities and Exchange Commission on November 4, 2004 and incorporated herein by reference)

3.13
Amended and Restated Articles of Incorporation of Imagination, Inc. (filed as Exhibit 3.25 to Otelco Inc.’s Registration Statement on Form S-3 (Registration No. 333-142586) filed with the Securities and Exchange Commission on May 3, 2007 and incorporated herein by reference)

3.14
Amended and Restated By-laws of Imagination, Inc. (filed as Exhibit 3.26 to Otelco Inc.’s Registration Statement on Form S-3 (Registration No. 333-142586) filed with the Securities and Exchange Commission on May 3, 2007 and incorporated herein by reference)

Exhibit No.	Description
3.15
Articles of Incorporation of Mid-Maine TelPlus (filed as Exhibit 3.21 to Otelco Inc.’s Registration Statement on Form S-3 (Registration No. 333-142586) filed with the Securities and Exchange Commission on May 3, 2007 and incorporated herein by reference)

3.16
Bylaws of Mid-Maine TelPlus (filed as Exhibit 3.22 to Otelco Inc.’s Registration Statement on Form S-3 (Registration No. 333-142586) filed with the Securities and Exchange Commission on May 3, 2007 and incorporated herein by reference)

3.17
Amended and Restated Certificate of Incorporation of Mid-Missouri Holding Corp. (filed as Exhibit 3.23 to Otelco Inc.’s Registration Statement on Form S-3 (Registration No. 333-142586) filed with the Securities and Exchange Commission on May 3, 2007 and incorporated herein by reference)

3.18
Bylaws of Mid-Missouri Holding Corp. (filed as Exhibit 3.24 to Otelco Inc.’s Registration Statement on Form S-3 (Registration No. 333-142586) filed with the Securities and Exchange Commission on May 3, 2007 and incorporated herein by reference)

3.19
Certificate of Formation of Otelco Telecommunications LLC (filed as Exhibit 3.3 to Amendment No. 4 to Otelco Inc.’s Registration Statement on Form S-1 (Registration No. 333-115341) filed with the Securities and Exchange Commission on November 4, 2004 and incorporated herein by reference)

3.20
Third Amended and Restated Operating Agreement of Otelco Telecommunications LLC (filed as Exhibit 3.4 to Amendment No. 4 to Otelco Inc.’s Registration Statement on Form S-1 (Registration No. 333-115341) filed with the Securities and Exchange Commission on November 4, 2004 and incorporated herein by reference)

3.21
Certificate of Formation of Otelco Telephone LLC (filed as Exhibit 3.5 to Amendment No. 4 to Otelco Inc.’s Registration Statement on Form S-1 (Registration No. 333-115341) filed with the Securities and Exchange Commission on November 4, 2004 and incorporated herein by reference)

3.22
Third Amended and Restated Operating Agreement of Otelco Telephone LLC (filed as Exhibit 3.6 to Amendment No. 4 to Otelco Inc.’s Registration Statement on Form S-1 (Registration No. 333-115341) filed with the Securities and Exchange Commission on November 4, 2004 and incorporated herein by reference)

3.23
Certificate of Incorporation, as amended, of Saco River Telegraph and Telephone Company (filed as Exhibit 3.23 to Otelco Inc.’s Registration Statement on Form S-4 (Registration No. 333-165485) filed with the Securities and Exchange Commission on March 15, 2010 and incorporated herein by reference)

3.24
Bylaws of Saco River Telegraph and Telephone Company (filed as Exhibit 3.24 to Otelco Inc.’s Registration Statement on Form S-4 (Registration No. 333-165485) filed with the Securities and Exchange Commission on March 15, 2010 and incorporated herein by reference)

3.25
Restated Articles of Organization of The Granby Telephone & Telegraph Co. of Mass. (filed as Exhibit 3.25 to Otelco Inc.’s Registration Statement on Form S-4 (Registration No. 333-165485) filed with the Securities and Exchange Commission on March 15, 2010 and incorporated herein by reference)

3.26
Amended and Restated Bylaws of The Granby Telephone & Telegraph Co. of Mass. (filed as Exhibit 3.26 to Otelco Inc.’s Registration Statement on Form S-4 (Registration No. 333-165485) filed with the Securities and Exchange Commission on March 15, 2010 and incorporated herein by reference)

3.27
Restated Articles of Incorporation of The Pine Tree Telephone and Telegraph Company (filed as Exhibit 3.27 to Otelco Inc.’s Registration Statement on Form S-4 (Registration No. 333-165485) filed with the Securities and Exchange Commission on March 15, 2010 and incorporated herein by reference)

3.28
Amended and Restated Bylaws of The Pine Tree Telephone and Telegraph Company (filed as Exhibit 3.28 to Otelco Inc.’s Registration Statement on Form S-4 (Registration No. 333-165485) filed with the Securities and Exchange Commission on March 15, 2010 and incorporated herein by reference)

4.1
Indenture among Otelco Inc., each subsidiary listed on the signature pages thereto and Wells Fargo Bank, National Association, as trustee, relating to Otelco Inc.’s 13% Senior Subordinated Notes due 2019, dated as of December 21, 2004 (filed as Exhibit 4.1 to Otelco Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference)

Exhibit No.		Description
4.2
Supplemental Indenture, dated as of July 3, 2006, by and among Mid-Maine Communications, Inc., Mid-Maine TelPlus, Otelco Inc., the existing guarantors listed on the signature pages thereto and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 10.2 to Otelco Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2006 and incorporated herein by reference)

4.3
Second Supplemental Indenture, dated as of July 5, 2007, by and among Otelco Inc., certain of its subsidiaries and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.1 to Otelco Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2007 and incorporated herein by reference)

4.4
Third Supplemental Indenture, dated as of October 31, 2008, by and among Otelco Inc., War Holdings, Inc., Pine Tree Holdings, Inc., The Pine Tree Telephone and Telegraph Company, CRC Communications of Maine, Inc., Saco River Telegraph and Telephone Company, Communications Design Acquisition Corporation, Granby Holdings, Inc., The Granby Telephone & Telegraph Co. of Mass., the existing guarantors listed on the signature pages thereto and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.4 to Otelco Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference)

4.5
Fourth Supplemental Indenture, dated as of June 8, 2010, by and among Otelco Inc., each subsidiary listed on the signature pages thereto and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.1 to Otelco Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2010 and incorporated herein by reference)

4.6	*	Form of Supplemental Indenture

4.7		Form of 13% Senior Subordinated Note due 2019 (included in Exhibit 4.1)

4.8
Form of stock certificate for Class A common stock (filed as Exhibit 4.4 to Amendment No. 4 to Otelco Inc.’s Registration Statement on Form S-1 (Registration No. 333-115341) filed with the Securities and Exchange Commission on November 4, 2004 and incorporated herein by reference)

4.9
Form of global Income Deposit Security (filed as Exhibit 4.5 to Amendment No. 4 to Otelco Inc.’s Registration Statement on Form S-1 (Registration No. 333-115341) filed with the Securities and Exchange Commission on November 4, 2004 and incorporated herein by reference)

5.1	†	Opinion of Dorsey & Whitney LLP

8.1	*	Opinion of Dorsey & Whitney LLP

10.1
Long-term Incentive Compensation Plan approved May 12, 2005 (filed as Exhibit 10.4 to Otelco Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 and incorporated herein by reference)

10.2
Employment Agreement, dated as of July 3, 2006, between Mid-Maine Communications, Inc. and Nicholas A. Winchester (filed as Exhibit 10.3 to Otelco Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2006 and incorporated herein by reference)

10.3
Employment Agreement, dated as of August 24, 2006, between Otelco Inc. and Dennis Andrews (filed as Exhibit 10.1 to Otelco Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 29, 2006 and incorporated herein by reference)

10.4
Employment Agreement, dated as of November 15, 2006, between Otelco Inc. and Gary B. Romig (filed as Exhibit 10.1 to Otelco Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2006 and incorporated herein by reference)

10.5
Employment Agreement, dated as of November 15, 2006, between Otelco Inc. and Jerry C. Boles (filed as Exhibit 10.2 to Otelco Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2006 and incorporated herein by reference)

10.6
Second Amended and Restated Credit Agreement, dated as of October 20, 2008, by and among Otelco Inc. and the other credit party signatories thereto and General Electric Capital Corporation, as a lender and as an agent for the lenders, and the other lenders from time to time party thereto (filed as Exhibit 10.1 to Otelco Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2008 and incorporated herein by reference)

Exhibit No.		Description
10.7
Amendment, dated as of December 17, 2008, to the Employment Agreement, dated as of August 24, 2006, between Otelco Inc. and Dennis Andrews (filed as Exhibit 10.10 to Otelco Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference)

10.8
Amendment, dated as of December 17, 2008, to the Employment Agreement, dated as of November 15, 2006, between Otelco Inc. and Jerry C. Boles (filed as Exhibit 10.11 to Otelco Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference)

10.9
Amendment, dated as of December 18, 2008, to the Employment Agreement, dated as of November 15, 2006, between Otelco Inc. and Gary B. Romig (filed as Exhibit 10.12 to Otelco Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference)

10.10
Amendment, dated as of December 31, 2008, to the Employment Agreement, dated as of July 3, 2006, between Mid-Maine Communications, Inc. and Nicholas A. Winchester (filed as Exhibit 10.16 to Otelco Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference)

10.11
Amended and Restated Employment Agreement, dated as of March 11, 2009, among Otelco Inc. and Michael Weaver (filed as Exhibit 10.1 to Otelco Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2009 and incorporated herein by reference)

10.12
Amended and Restated Employment Agreement, dated as of March 11, 2009, among Otelco Inc. and Curtis L. Garner, Jr. (filed as Exhibit 10.2 to Otelco Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2009 and incorporated herein by reference)

10.13
Amended and Restated Employment Agreement, dated as of April 27, 2009, by and between Otelco Inc. and Robert Souza (filed as Exhibit 10.1 to Otelco Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 28, 2009 and incorporated herein by reference)

10.14
Executive Long Term Incentive Plan, approved May 12, 2009 (filed as Exhibit 10.1 to Otelco Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 14, 2009 and incorporated herein by reference)

10.15
Amendment, dated as of March 5, 2010, to the Amended and Restated Employment Agreement, dated as of March 11, 2009, between Otelco Inc. and Michael D. Weaver (filed as Exhibit 10.13 to Otelco Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009 and incorporated herein by reference)

10.16
Amendment, dated as of March 5, 2010, to the Amended and Restated Employment Agreement, dated as of March 11, 2009, between Otelco Inc. and Curtis L. Garner, Jr. (filed as Exhibit 10.14 to Otelco Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009 and incorporated herein by reference)

12.1	†	Computation of Ratio of Earnings to Fixed Charges

23.1	†	Consent of BDO USA, LLP (formerly known as BDO Seidman, LLP), Independent Registered Public Accounting Firm

23.2	†	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

23.3	*	Consent of Financial Advisory Firm

24.1	†	Power of Attorney (included on signature pages hereto)

25.1	*	Form T-1 Statement of Eligibility of Trustee

* To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

† Filed herewith.